PAGENET EMPLOYEES SAVINGS PLAN

                             As Amended and Restated

                            Effective January 1, 1997






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                         PAGENET EMPLOYEES SAVINGS PLAN

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                                Table of Contents
                                -----------------

ARTICLE I-        NATURE OF PLAN..................................................................................1

ARTICLE II-       DEFINITIONS AND CONSTRUCTION....................................................................2
                  2.1      Definitions............................................................................2
                  2.2      Service for Predecessor or Related Employer...........................................15
                  2.3      Word Usage............................................................................15
                  2.4      Calculation of Time...................................................................16

ARTICLE III- ELIGIBILITY AND PARTICIPATION.......................................................................17
                  3.1      Eligibility...........................................................................17
                  3.2      Participation Following Termination of Employment.....................................17
                  3.3      Change in Employment Classification...................................................17
                  3.4      Notice of Participation...............................................................17

ARTICLE IV- EMPLOYER AND EMPLOYEE CONTRIBUTIONS..................................................................18
                  4.1      Employer Contributions................................................................18
                  4.2      Employer Contribution Limitation and Treatment of Forfeitures.........................18
                  4.3      Determination of Contribution.........................................................18
                  4.4      Time and Method of Payment of Employer Contributions..................................18
                  4.5      Return of Employer Contributions......................................................19
                  4.6      Rollover Contributions................................................................19
                  4.7      Employer Matching Contribution........................................................19
                  4.8      Limitations on Employer Matching Contributions........................................20

ARTICLE V- PARTICIPANT DEFERRALS OF COMPENSATION.................................................................24
                  5.1      Election to Defer Compensation........................................................24
                  5.2      Limitation on Employer Salary Reduction Contributions for
                           Highly Compensated Employees..........................................................24
                  5.3      Distribution of Excess Deferrals......................................................28

ARTICLE VI- ACCOUNTS AND ALLOCATIONS.............................................................................29
                  6.1      Participant's Accounts................................................................29
                  6.2      Segregated Accounts During Repayment of Distribution..................................29
                  6.3      Charging of Payments, Distributions and Specific Items................................29
                  6.4      Allocation of Trust Fund Income, Expenses, Gains and Losses...........................29
                  6.5      Allocation of Employer Contributions..................................................29
                  6.6      Forfeitures...........................................................................30
                  6.7      Dates Contributions Considered Made...................................................31
                  6.8      Accrual of Benefits...................................................................31



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                  6.9      Valuation.............................................................................31
                  6.10     Equitable Allocations.................................................................31
                  6.11     Limitation on Annual Additions........................................................31
                  6.12     Allocation Does Not Create Rights.....................................................33

ARTICLE VII- TERMINATION OF SERVICE - PARTICIPANT VESTING........................................................34
                  7.1      Normal Retirement.....................................................................34
                  7.2      Disability............................................................................34
                  7.3      Death.................................................................................34
                  7.4      Termination of Service Prior to Normal Retirement Age.................................34
                  7.5      Vesting - Termination of Service and Re-employment....................................35
                  7.6      Occurrence of Forfeitures.............................................................35
                  7.7      Restoration of Forfeitures............................................................35
                  7.8      Termination, Partial Termination, or Complete Discontinuance of
                           Employer Contributions................................................................35

ARTICLE VIII- TIME AND METHOD OF PAYMENT OF BENEFITS.............................................................37
                  8.1      Time of Payment.......................................................................37
                  8.2      Method of Payment.....................................................................38
                  8.3      Lump Sum Cashout and Special Limitation on Involuntary Payment
                           of Benefits...........................................................................38
                  8.4      Deferral of Payments..................................................................39
                  8.5      Hardship Withdrawal for Employer Salary Reduction Contributions.......................39
                  8.6      Loans.................................................................................41
                  8.7      Payment in the Event of Legal Disability..............................................42
                  8.8      Accounts Charged......................................................................43
                  8.9      Payments Only from Trust Fund.........................................................43
                  8.10     Unclaimed Account Procedure...........................................................43
                  8.11     Qualified Domestic Relations Orders...................................................44

ARTICLE IX- TOP HEAVY PLAN PROVISIONS............................................................................45
                  9.1      Top Heavy Rules Applied...............................................................45
                  9.2      Additional Definitions................................................................45
                  9.3      Additional Limitation - Defined Benefit Plan..........................................47
                  9.4      Minimum Benefit.......................................................................47

ARTICLE X- EMPLOYER ADMINISTRATIVE PROVISIONS....................................................................49
                  10.1     Information...........................................................................49
                  10.2     No Liability..........................................................................49
                  10.3     Indemnity.............................................................................49

ARTICLE XI- COMMITTEE PROVISIONS.................................................................................50
                  11.1     Appointment of Committee..............................................................50
                  11.2     Term..................................................................................50
                  11.3     Compensation..........................................................................50



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                  11.4     Powers of Committee...................................................................50
                  11.5     Manner of Action......................................................................51
                  11.6     Authorized Representative.............................................................51
                  11.7     Nondiscrimination.....................................................................52
                  11.8     Interested Member.....................................................................52
                  11.9     Individual Statement..................................................................52
                  11.10    Books and Records.....................................................................52

ARTICLE XII- PARTICIPANT ADMINISTRATIVE PROVISIONS...............................................................53
                  12.1     Beneficiary Designation...............................................................53
                  12.2     No Beneficiary Designation............................................................53
                  12.3     Personal Data to Committee............................................................53
                  12.4     Address for Notification..............................................................53
                  12.5     Assignment or Alienation..............................................................54
                  12.6     Litigation Against the Trust..........................................................54
                  12.7     Information Available.................................................................55
                  12.8     Beneficiary's Right to Information....................................................55
                  12.9     Claims Procedure......................................................................55
                  12.10    Appeal Procedure for Denial of Benefits...............................................55
                  12.11    Place of Payment and Proof of Continued Eligibility...................................56
                  12.12    No Rights Implied.....................................................................57
                  12.13    Participant Direction of Investment...................................................57
                  12.14    Exercise of Voting Rights.............................................................58

ARTICLE XIII- FIDUCIARIES DUTIES.................................................................................60
                  13.1     Fiduciaries...........................................................................60
                  13.2     Allocation of Responsibilities........................................................60
                  13.3     Procedures for Delegation and Allocation of Responsibilities..........................61
                  13.4     General Fiduciary Standards...........................................................61
                  13.5     Liability Among Co-Fiduciaries........................................................62

ARTICLE XIV- DISCONTINUANCE, AMENDMENT, AND TERMINATION..........................................................63
                  14.1     Discontinuance........................................................................63
                  14.2     Amendment.............................................................................63
                  14.3     Termination...........................................................................64
                  14.4     Procedure on Termination..............................................................65
                  14.5     Merger................................................................................65
                  14.6     Notice of Change in Terms.............................................................65
                  14.7     Reversion of Suspense Account.........................................................65
                  14.8     Restrictions on Distribution of Employer Salary Reduction Contribution
                  Accounts.......................................................................................65

ARTICLE XV- EMPLOYER PARTICIPATION...............................................................................67
                  15.1     Adoption by Employers.................................................................67
                  15.2     Withdrawal by Employer................................................................67



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                  15.3     Adoption Contingent Upon Initial and Continued Qualification..........................67
                  15.4     No Joint Venture Implied..............................................................68
                  15.5     Continuation by Employer's Successor..................................................68

ARTICLE XVI- THE TRUST...........................................................................................69
                  16.1     Purpose of the Trust Fund.............................................................69
                  16.2     Appointment of Trustee................................................................69
                  16.3     Exclusive Benefit of Participants.....................................................69
                  16.4     Benefits Supported Only By the Trust Fund.............................................69

ARTICLE XVII- MISCELLANEOUS......................................................................................70
                  17.1     Execution of Receipts and Releases....................................................70
                  17.2     No Guarantee of Interests.............................................................70
                  17.3     Payment of Expenses...................................................................70
                  17.4     Employer Records......................................................................70
                  17.5     Interpretations and Adjustments.......................................................70
                  17.6     Uniform Rules.........................................................................70
                  17.7     Evidence..............................................................................70
                  17.8     Severability..........................................................................70
                  17.9     Notice................................................................................71
                  17.10    Waiver of Notice......................................................................71
                  17.11    Application to Multiple Employers.....................................................71
                  17.12    Successors............................................................................71
                  17.13    Headings..............................................................................71
                  17.14    Governing Law.........................................................................71
                  17.15    USERRA Amendment......................................................................71

EXHIBIT A........................................................................................................73

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                                    ARTICLE I
                                 NATURE OF PLAN
                                 --------------

         Effective January 1, 1993, Paging Network, Inc. (the "Company") established the PageNet Employees Savings Plan (the "Plan"), to help eligible Employees accumulate capital for their future economic security, to encourage eligible Employees to remain in the Service of the Employer, and to provide additional incentive for Employee performance on behalf of the Employer. The Plan was subsequently amended and restated in its entirety as of its original effective date and amended by the First and Second Amendments thereto to comply with the Tax Reform Act of 1986, as amended, and subsequent legislation, including the Omnibus Budget Reconciliation Act of 1993, and make certain other design changes to the Plan.

         By this instrument the Company desires to again amend and restate the Plan to comply with subsequent legislation, to reflect certain modifications in the investment arrangements applicable to amounts contributed herein, and to make certain other design changes to the Plan. Except as otherwise provided herein or required by law, the Plan, as amended and restated herein, shall be effective January 1, 1997. The Company intends that the Plan, as so amended and restated, will continue to constitute a qualified cash or deferred profit sharing plan, within the meaning of sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

------------------------
End of Article I



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                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

         2.1   Definitions.   For  the  purpose  of  this  Plan,  the  following
definitions shall apply unless the context requires otherwise:

                  (a) "Accounts" means the separate accounts maintained to record the interests of Participants under the Plan. The following terms designate the Accounts under the Plan and are defined as provided below in this Subsection 2.1(a):

                           (i) "Employer Matching Contribution Account" means the individual account of a Participant consisting of Employer Matching Contributions made by the Employer pursuant to Subsection 4.1(b) and allocated to the Participant pursuant to Subsection 6.5(e), together with the income, gain and losses allocated thereto and less distributions therefrom.

                           (ii) "Employer Salary Reduction Contribution Account" means the individual account of a Participant consisting of Employer Salary Reduction Contributions made in accordance with Subsection 4.l(a) and allocated to the Participant pursuant to Subsection 6.5(d), together with the income, gain, and losses allocated thereto and less distributions made therefrom.

                           (iii) "Rollover Contribution Account" means the individual account of a Participant consisting of Rollover Contributions (as defined in Subsection 2.1(ss) below) and made by a Participant or Employee in accordance with Section 4.6, together with the income, gain, and losses allocated thereto, and less distributions made therefrom.

                  (b)  "Accrued   Benefit"  means  the  amounts  credited  to  a
Participant's Accounts as of any date.

                  (c) "Act" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations or rulings issued thereunder.

                  (d) "Actual Deferral Percentage" means for a specified group of Eligible Employees (who have satisfied the eligibility requirements of Article III, the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group) of:

                           (i) The amount of all Employer Salary Reduction Contributions actually contributed to the Trust on behalf of such Employee and allocated to his or her Employer Salary Reduction Contribution Account for such Plan Year (unreduced in the case of any highly compensated employee by distributions of Excess Deferrals pursuant to Section 5.3 hereof) and, in accordance with regulations promulgated by the Secretary of the Treasury, such Employer Matching Contributions, if any, as may be designated by the Committee as includable in this computation for the Plan Year to; and




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                           (ii) The  Employee's  Compensation,  such  average of
         ratios being multiplied by one hundred (100).

         To the extent that the Committee elects, pursuant to the above paragraph, to take Employer Matching Contributions into account in computing the Actual Deferral Percentage, the Actual Matching Percentage tests under Section
4.8 must still be computed and satisfied separately, and in doing so the Employer shall disregard the Employer Matching Contributions used in computing the Actual Deferral Percentage for such Plan Year.

         For purposes of this Subsection 2.1(d), the ratio calculated for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Salary Reduction Contributions allocated to his or her accounts under two or more plans or arrangements described in Code section 401(k) are maintained by an Employer or a Related Employer shall be determined as if all such contributions were made under a single arrangement. Further, in the event that this Plan satisfies the requirements of Code sections 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code sections 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) only if aggregated with this Plan, then the Actual Deferral Percentage shall be determined by calculating the ratio for each Eligible Employee as if all such plans were a single plan.

                  (e) "Actual Matching Percentage" means, for a specified group of Eligible Employees (who have satisfied the eligibility requirements of Article III), the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group) of

                           (i) The amount of all Employer Matching Contributions actually contributed to the Trust on behalf of such Employee and allocated to his or her Accounts for such Plan Year, after reduction for forfeited Employer Matching Contributions pursuant Subsection 5.2(c)(ii), and, in accordance with regulations promulgated by the Secretary of the Treasury, such Employer Salary Reduction Contributions, if any, as may be designated by the Committee as includable in this computation for the Plan Year to; and

                           (ii) The Employee's Compensation, such average of ratios being multiplied by one hundred (100).

         To the extent the Committee elects, pursuant to the above paragraph, to take Employer Salary Reduction Contributions into account in computing the Actual Matching Percentage, the Actual Deferral Percentage tests under Section
5.2 must still be computed and satisfied separately, and in doing so the Employer shall disregard the Employer Salary Reduction Contributions used in computing the Actual Matching Percentage for such Plan Year.

         For purposes of this Subsection 2.1(e), the ratio calculated for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Matching Contributions allocated to his or her account number under two or more plans described in Code section 401(m) are maintained by an Employer or a Related Employer shall be determined as if all such contributions were made under a single plan. Further, in the event that this Plan satisfies the



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requirements  of Code  sections  404(a)(4)  or 410(b)  (other than Code  section
410(b)(2)(A)(ii)) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code sections 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) only if aggregated with this Plan, then the Actual Matching Percentage shall be determined by calculating the ratio for each Eligible Employee as if all such plans were a single plan.

                  (f)  "Annual   Addition"   means  the  sum  of  the  following
Participant's Accounts for the Limitation Year:

                           (i)     Employer contributions;

                           (ii) Employee contributions excluding any Rollover Contributions;

                           (iii)   Forfeitures, if applicable; plus

                           (iv) Contributions during the Limitation Year allocated to any individual medical benefit account (within the meaning of Code sections 415(l) and 419A(d)(2)) that is established for the Participant and that is part of a defined benefit plan (within the meaning of Code section 414(j)).

The term "Annual  Addition"  shall not include  amounts repaid or restored under
Section 7.7.

                  (g) "Alternate Payee" means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

                  (h) "Anniversary Date" means the last day of the Plan Year.

                  (i) "Beneficiary" means any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that in the case of a married Participant the Participant's Beneficiary shall be the Participant's surviving spouse unless:

                           (i) The Participant's spouse consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan;

                           (ii) Such election designates a Beneficiary (or a form of benefits) which may not be changed without the further consent of the Participant's spouse unless the spouse's consent expressly permits designations by the Participant without the spouse's further consent;

                           (iii) The spouse's consent acknowledges the effect of such election; and




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                           (iv) Such consent is witnessed by a notary  public or
         a member of the Committee.

Such spousal consent shall not be required if it is established to the satisfaction of the Committee that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any consent by a spouse hereunder shall be effective only with respect to that spouse.

                  (j) "Board of Directors" means the Board of Directors of the Company, unless otherwise indicated or the context otherwise requires.

                  (k) "Break in Service"  means any three hundred and sixty-five
(365) day period following an Employee's or Participant's separation from Service during which an Employee or Participant does not complete at least one
(1) Hour of Service.

                  (l) "Claimant" means a Participant or Beneficiary who has filed a claim for benefits under the Plan.

                  (m) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations or rulings issued thereunder.

                  (n)  "Company"   means  Paging   Network,   Inc.,  a  Delaware
corporation, or any successor thereto which adopts this Plan.

                  (o) "Compensation" means all wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) during the Plan Year for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in section 1.62-2(c) of the Treasury Regulations), plus any amounts contributed by the Employer pursuant to a salary reduction agreement that are not includable in gross income of the Employee under Code section 125 (regarding contributions to a cafeteria plan), Code section 402(a)(8) (regarding contributions to a 401(k) plan), Code section 402(h) (regarding contributions to a simplified employee pension plan), Code section 403(b) (regarding contributions to an annuity contract) or Code section 408(p)(2)(A)(i) (regarding contributions to "simple" retirement accounts). However, solely for purposes of
Section 6.11 (regarding limitations on Annual Additions), the deferrals described in the final clause of the preceding sentence shall not be considered "Compensation" prior to January 1, 1998. In addition, for all purposes (except as otherwise provided below) Compensation in excess of One Hundred Sixty Thousand Dollars ($160,000) (as adjusted as provided under Code section 401(a)(17)) shall be disregarded and none of the following shall be included:

                           (i) Employer contributions to a plan of deferred compensation to the extent that before the application of the limits under Code section 415 to the Plan, the



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         contributions  are not  includable in the  Employee's  gross income for federal income tax purposes in the taxable year of the Employee in which the contributions are made;

                           (ii) Employer contributions under a simplified employee pension plan described in Code section 408(k), to the extent that such contributions are not considered as compensation for the taxable year of the Employee in which the contributions are made;

                           (iii) Any distributions from a plan of deferred compensation (regardless of whether such amounts are includable in gross income of the Employee for federal income tax purposes in the taxable year of distribution);

                           (iv) Amounts realized from the exercise of a non-qualified stock option;

                           (v) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                           (vi) Amounts realized when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (vii) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee) or contributions made by the Employer (whether or not under a salary reduction arrangement) towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

                           (viii) Solely for purposes of determining the amount of Salary Reduction Contributions under Subsection 5.2(a) and to the extent not already excluded under the preceding clauses, any prizes, awards, automobile allowances, stock options, relocation expenses or severance pay.

                  (p) "Disabled" or "Disability" means that, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long, continued, and indefinite duration, a Participant is incapable of performing (i) his or her normal and customary duties with the Employer, or (ii) any other position that the Employer has available and is reasonable considering the Participant's education, training, and prior experience. The Committee may make, but shall not be obligated to make, a determination of a Participant's Disability based on such medical and other evidence as the Committee deems necessary. In that connection, the Committee may require a Participant to submit to a medical examination to confirm Disability. Any such determination by the Committee shall be binding on all parties interested in the outcome of such determination.

                  (q) "Domestic Relations Order" means any judgment, decree or order (including one that approves a property settlement agreement) that relates to the provision of child support,



                                        6

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alimony rights or marital property rights of a spouse,  former spouse,  child or other dependent of a Participant and is rendered under a state (within the meaning of Code section 7701(a)(10)) domestic relations law (including a community property law).

                  (r) "Effective Date" means January 1, 1997, the effective date of this amended and restated Plan, except where otherwise expressly provided herein.

                  (s) "Eligible Employee" means each Employee except:

                           (i) Leased employees (within the meaning of Code section 414(n)(2)); and

                           (ii)     Non-resident aliens.

                  (t) "Eligible Retirement Plan" means, for a Participant, an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified plan described in Code section 401(a) that accepts direct transfers. In the case of a distribution to the Participant's surviving spouse, an Eligible Retirement Plan shall mean an individual retirement account or individual retirement annuity.

                  (u) "Employee " means any person which the Employer elects to pay through its payroll whose wages from the Employer are treated by the Employer as subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act. In addition, the term Employee shall include any leased employee (within the meaning of Code section 414(n)(2)) that Code section 414(n) requires the Employer to treat as an Employee.

                  (v) "Employer" means the Company and any Related Employer that duly adopts the Plan with the approval of the Committee as provided in Article XV hereof. A list of the Related Employers who have adopted the Plan as of the Effective Date is attached hereto as Exhibit A.

                  (w) "Employer Contributions" means any of the following types of contributions made by the Employer under Section 4.1.

                           (i)   "Employer   Matching   Contribution"   means  a
         contribution made by the Employer pursuant to the provisions of Subsection 4.1(b).

                           (ii) "Employer Salary Reduction Contribution" means a contribution made by the Employer pursuant to the provisions of Subsection 4.1(a).

                  (x) "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Employer.

                  (y) "Employment Year" means any consecutive 12-month period beginning on the Employee's Employment Commencement Date, or an anniversary thereof.




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                  (z) "Forfeiture" means the portion of a Participant's Employer
Matching Contribution Account that, in accordance with the provisions of Section 7.5, does not become part of the Participant's Vested Accrued Benefit when his or her participation in the Plan ends, as provided in Section 7.6.

                  (aa) "Highly Compensated Employee" means an Employee of the Company or a Related Employer who (i) was at any time during the current or preceding Plan Year a five percent (5%) owner of the Company or a Related Employer (as defined in Code section 416(i)(1)), (ii) for the preceding Plan Year received "compensation" from the Company or a Related Employer in excess of Eighty Thousand Dollars $80,000 (as adjusted pursuant to rulings or Regulations issued by the Secretary of the Treasury) and, if the Committee elects in accordance with applicable rulings or Regulations issued by the Secretary of Treasury to apply this clause, was in the top twenty percent (20%) of Employees of the Company and all Related Employers when ranked on the basis of "compensation" paid during such Plan Year (the "Top Paid Group"), or (iii) is a Highly Compensated Former Employee. For purposes of determining the number of Employees in the Top Paid Group under this Subsection 2.1(aa) for a Plan Year, the following employees, as described in Code sections 414(q)(8) and (11), shall be excluded:

         (a)      Those who have not completed six (6) months of service;

         (b) Those who normally work less than seventeen and one-half (17-1/2) hours per week;

         (c) Those who normally work not more than six (6) months during any year;

         (d)      Those who have not attained age twenty-one (21);

         (e)      Those subject to a collective bargaining agreement; and

         (f) Nonresident aliens who receive no earned income from sources within the United States.

The term "compensation" for purposes of this Subsection 2.1(aa) shall mean Compensation as defined in Subsection 2.1(o) of the Plan determined without regard to Code section 125 (regarding contributions to a cafeteria plan), Code section 402(a)(8) (regarding contributions to a 401(k) plan), and Code section 402(h)(1)(B) (regarding contributions to a simplified employee pension plan), and in the case of Employer Contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b) (regarding annuity contracts).

                  (bb) "Highly Compensated Former Employee" means a former Employee who separated from Service from the Company or a Related Employer prior to the beginning of the Plan Year and who was a Highly Compensated Employee for either:

                           (i) The Employee's year of separation from Service;
          or

                           (ii) Any Plan Year ending on or after the employee's fifty-fifth (55th) birthday.

         For purposes of this Subsection 2.1(bb), Employees who perform no services for the Company or a Related Employer during the Plan Year shall be treated as former Employees.

                  (cc)     "Hour of Service" means

                           (i) Each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by the Company or a Related Employer for the performance of duties. Hours of Service will be credited to the Employee or participant under this Subsection 2.1(cc)(i) for the compensation period in which the duties are performed.

                           (ii) Each hour for which an Employee or participant is either directly or indirectly paid or entitled to payment by the Company or a Related Employer for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated). No more than five hundred and one (501) Hours of Service shall be credited to any Employee or Participant during any twelve (12) month period for any single, continuous period during which the Employee or Participant performs no duties. Hours of Service to be credited to an Employee or Participant because of his or her being entitled to payment for reasons other than for the performance of duties shall be determined in accordance with section 2530.200b-2(b) of the Department of Labor Regulations.

                           (iii) Each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Company or Related Employer. The same Hours of Service will not be credited both under Subsection 2.1(cc)(i) or Subsection 2.1(cc)(ii), as the case may be, and under this Subsection 2.1(cc)(iii). Hours of Service credited under this Subsection 2.1(cc)(iii) shall be credited to the Employee or Participant for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         An Hour of Service performed for a Related Employer shall be considered an Hour of Service performed for the Employer.

         Solely for purposes of determining whether a Break in Service has occurred, a Participant who incurs a Parental Absence shall be credited with the Hours of Service that otherwise would normally have been credited to the Participant but for such absence. The Hours of Service credited to a Participant as a result of a Parental Absence shall be credited in the Plan Year in which such Parental Absence commences if such crediting is necessary to prevent a Break in Service during such Plan Year; otherwise such Hours of Service shall be credited for the Plan Year immediately following the Plan Year in which the Parental Absence commences.

         The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

                  (dd) "Investment Funds" means the PageNet Stock Fund and any additional funds selected by the Committee in which Participants may direct the investment of their Accounts pursuant to Section 12.13.

                  (ee) "Leave of Absence" means a period of one (1) year or less granted by the Employer to an Employee for sickness, accident, temporary reduction in work force or other appropriate cause under rules established by it and uniformly applied by it to all individuals similarly situated. Additionally, a Leave of Absence shall mean any period of absence from the active employment of the Employer due to compulsory service in the Armed Forces of the United States if the Employee returns to active Service with the Employer within the time his or her employment rights are protected by federal law, or within sixty
(60) days after of his or her discharge from military service if no federal law is applicable.

         If the Employee does not return to active Service with the Employer on or before the termination of his or her Leave of Absence, he or she will be deemed to have terminated Service as of the earlier of

                           (i) The date on which his or her Leave of Absence terminated;

                           (ii) The first anniversary of the last date on which he or she performed at least one (1) Hour of Service as a Participant; or

                           (iii) The date on which he or she resigned or was discharged.

                  (ff) "Limitation Year" means the calendar year or any other consecutive twelve (12) month period adopted pursuant to a written resolution adopted by the Board of Directors.

                  (gg) "Normal Retirement Age" means age sixty-five (65).

                  (hh) "PageNet Savings Plan Committee" or "Committee" means the committee appointed by the Board of Directors as described in Section 11.1. Prior to January 1, 1997, the Committee was known as the Investment Committee.

                  (ii) "PageNet Stock Fund" means a fund invested in the Company stock to the extent Company stock is available for purchase by the PageNet Stock Fund. To the extent Company stock is not available for purchase, or the Committee determines it is prudent to do so, or cash is needed for distributions or administrative expenses, assets of the PageNet Stock Fund shall be temporarily invested in short-term investments in the Committee's discretion. All purchases of Company stock shall be for no more than the fair market value of the stock as determined in good faith by the Trustee or Committee, and except in the case of purchases in the open market no commission shall be charged with respect to any such purchase. All investments in the PageNet Stock Fund shall constitute a general investment of the Trust Fund and the Participants shall not own any of the shares of Company Stock purchased by the PageNet Stock Fund in which their Accounts are invested pursuant to Section 12.13.

                  (jj) "Parental Absence" means any period of absence from the active Service of the Employer:

                           (i)   By reason of the pregnancy of the Employee;

                           (ii) By reason of the birth of a child of the Employee;

                           (iii) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

                           (iv) For purposes of caring for such child for a period beginning immediately following such birth or placement.

                  (kk) "Participant" means an Employee or former Employee who has an Account balance under the Plan; provided that an Employee or former Employee who becomes a Participant by virtue of making a Rollover Contribution, but who has not at the time he or she makes such Rollover Contribution satisfied the requirements of Section 3.1 or Section 3.3, shall not be eligible to:

                           (i) Elect pursuant to Section 5.1 to defer any portion of his or her Compensation; or

                           (ii) Receive an allocation of Employer Contributions or Forfeitures pursuant to Section 6.5 until such individual satisfies the requirements of Section 3.1 or Section 3.3.

                  (ll) "Plan" means the PageNet Employees Savings Plan, as embodied herein and as the same may be amended from time to time.

                  (mm) "Plan Entry Date" means the first day of each quarter of the Plan Year (i.e., January 1, April 1, July 1, and October 1).

                  (nn) "Plan Year" means the consecutive twelve (12) month period beginning on January 1 and ending on December 31 of each year.

                  (oo) "Qualified Domestic Relations Order" means a Domestic Relations Order that:

                           (i) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan;

                           (ii) Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

                           (iii) Does not require the Plan to provide increased benefits (determined on the basis of actuarial value);

                           (iv) Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order; and

                           (v)      Clearly specifies:

                                    (A) The name and last known mailing  address
                  of the Participant and the name and mailing address of each Alternate Payee covered by the order (unless such addresses are reasonably available to the Committee);

                                    (B)  The   amount  or   percentage   of  the
                  Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                                    (C)  The  number  of   payments  or  payment
                  periods to which such order applies; and

                                    (D) That it is  applicable  with  respect to
                  this Plan.

         In the case of any payment before a Participant has separated from Service, a Domestic Relations Order received on or after January 1, 1994, will not be treated as failing to be a Qualified Domestic, Relations Order solely because such order requires the payment of benefits be made to an Alternate
Payee:

                           (i) on or after the date on which the Participant could begin receiving benefits under Article VI if the Participant separated from Service;

                           (ii) As if the Participant had retired on the date on which payment is to commence under such order (taking into account only the present value of benefits actually accrued as of such date); and

                           (iii) In any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

                  (pp)     "Related Employer" means:

                           (i) Any corporation that is, along with the Company, a member of a controlled group of corporations (as defined by Code section 414(b), as modified by Code section 415(h) thereof);

                           (ii) Any other trade or business (whether or not incorporated) that is under common control with the Company (as defined by Code section 414(c), as modified by Code section 415(h));

                           (iii) Any service organization that is, along with the Company, a member of an affiliated service group (as defined by Code section 414(m));

                           (iv) Any other entity required to be aggregated with the Company under regulations promulgated under Code section 414(o); and

                           (v) Any other entity in which the Company, directly or indirectly, has a significant equity position and which the Committee identifies as an additional Related Employer.

                  (qq) "Related Plan" means any other defined contribution plan (as defined in Code section 415(k)) maintained by the Company or any Related Employer.

                  (rr) "Required Commencement Date" means April 1 of the calendar year following the calendar year in which the Participant (i) attains the age seventy and one-half (70 1/2) or, if later, (ii) separates from Service. Clause (ii) shall not apply in the case of any Participant who was a five percent (5%) or more owner (within the meaning of Code section 416) in the Plan Year in which he attained age seventy and one-half (70 1/2).

                  (ss) "Rollover Contribution" means a contribution to the Plan or a direct trustee-totrustee transfer (which satisfied the requirements of Code section 401(a)(31)) to the Plan, of all or a portion of the balance to the credit of the Employee from a trust described in Code section 401(a) that is exempt from tax under Code section 501(a) thereof. The term "Rollover Contribution" shall also include a contribution to the Plan of a distribution from an individual retirement account or individual retirement annuity which satisfies the requirements of Code section 408(d)(3).

                  (tt) "Service" means employment with the Company or a Related Employer. Service will begin on the date an Employee first performs one (1) Hour of Service for the Company or a Related Employer. Service will end on the earlier of:

                           (i)      The date the Employee quits;

                           (ii)     The date the Employee retires;

                           (iii)    The date the Employee dies;

                           (iv) The second anniversary of the date the Employee is absent from service by reason of a Parental Absence;

                           (v) The first anniversary of the date the Employee is absent from Service for any other reason other than a Parental Absence (e.g., disability, vacation, Leave of Absence or layoff).

Subject to any applicable rules of the Committee (which rules will be uniformly applicable to Employees similarly situated), Service includes:

                                    (A)     Periods of vacation;

                                    (B)  Periods of  absence  whether or not the
                  Employee is paid, not to exceed twelve (12) calendar months, authorized by the Employer for sickness, temporary disability or personal reasons;

                                    (C)  Periods of service in the Armed  Forces
                  of the United States, if and to the extent required by the Military Selective Services Act, as amended, or any other federal law of similar import; provided that the Employee returns to Service with the Company or a Related Employer within the time his or her employment rights are protected by such law; and

                                    (D) Any  period of twelve  (12)  consecutive
                  months or less, beginning on the first day of a month after an Employee terminates employment and ending on the last day of the month preceding the Employee's reemployment date, if the Employee performs at least one (1) Hour of Service within the first month of reemployment.

         If an Employee is on a Leave of Absence, other than a Parental Absence for more than twelve (12) months, the Employee will be deemed to have quit and terminated Service as of the end of such twelve (12) month period. If an Employee is on a Parental Absence, the Employee will be deemed to have quit and terminated service on the second anniversary of the date on which such Parental Absence commenced. An Employee who is on a Parental Absence shall be credited with Service for the period between the initial date of the Parental Absence and the first anniversary of such date, but shall not be credited with Service for the period between the first anniversary of the Initial date of the Parental Absence and the second anniversary of such date. If an Employee retires, dies or terminates employment while on Leave of Absence, vacation, holiday or jury duty or while disabled or sick, his or her Service will terminate on the earlier of:

                           (i) The date of such retirement, death or termina-tion; or

                           (ii) Twelve (12) months after the start of a leave, vacation or holiday or onset of disability or sickness.

         All Service will be aggregated, whether or not such Service is performed consecutively, and every partial month will be deemed to be one (1) full month of Service, unless the Employee or Participant incurs a Break in Service.

         An Employee's Period of Service will be determined by the Committee and such determination will be conclusive and binding on all persons.

                  (uu) "Suspense Account" means the account established pursuant to Section 6.5.

                  (vv) "Trust" means the trust established to hold, administer, and invest the contributions made under the Plan.

                  (ww) "Trust Agreement" means the agreement between the Company and the Trustee or any successor Trustee establishing the PageNet Employees Savings Plan Trust and specifying the duties of the Trustee.

                  (xx) "Trustee" means the person(s) or entity from time to time appointed as Trustee under the Trust Agreement.

                  (yy) "Trust Fund" means all property of every kind held or acquired by the Trustee under the Trust Agreement.

                  (zz)     "Valuation Date" means each  business day of the Plan
Year.

                  (aaa) "Vested Accrued Benefit" means the percentage of a Participant's Accrued Benefit to which he or she becomes entitled upon termination of his or her participation in the Plan determined in accordance with Section 7.5.

                  (bbb) "Year of Service" means a twelve (12) month period in which the Participant has Service under Subsection 2.1(tt). Years of Service are determined under the elapsed time method of crediting service. For purposes of determining a Participant's vested Accrued Benefit under Section 7.1, a Participant's Years of Service before January 1, 1992, shall be disregarded. A Participant's Years of Service will be determined by the Committee and such determination will be conclusive and binding on all persons.

         2.2 Service for Predecessor or Related Employer. The Plan shall treat service of an Employee with a predecessor employer or Related Employer as Service with the Employer.

         2.3 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "herein," "hereof," "hereinafter" and other conjunctive uses of the word "here" shall be construed as a reference to another portion of this agreement setting forth the provisions of the Plan. The terms "Section" or "Article" when used as a cross-reference shall refer to other Sections or Articles contained in the Plan and not to another instrument, document or publication unless specifically stated otherwise.

         2.4 Calculation of Time. In determining time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday or other nonbusiness day, may be performed on the next following business day.

-------------------------
End of Article II

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         3.1 Eligibility. Each Eligible Employee who was a Participant immediately prior to the Effective Date shall continue as a Participant as of the Effective Date, subject to the remainder of this Article III. Each other Employee shall become a Participant in the Plan immediately upon becoming an Eligible Employee, provided he or she is then at least twenty-one (21) years of age, and otherwise on the date he or she attains age twenty-one (21) provided he or she is still then an Eligible Employee.

         3.2 Participation Following Termination of Employment. An Employee who has satisfied the eligibility requirements in Section 3.1 but who separates from Service prior to the Plan Entry Date and who is reemployed by the Employer as an Eligible Employee shall enter the Plan as a Participant immediately upon returning to the employ of the Employer.

         A Participant who separates from Service and who is reemployed by the Employer as an Eligible Employee, shall enter the Plan as a Participant immediately upon returning to the employ of the Employer.

         3.3 Change in Employment Classification. If an Employee who is not an Eligible Employee becomes an Eligible Employee after attaining age twenty-one
(21) and completing six months of Service, such Employee will begin to participate in the Plan [as of the first Plan Entry Date thereafter, provided he or she is still then an Eligible Employee].

         If a Participant becomes ineligible to participate in the Plan because he is no longer an Eligible Employee, he will recommence participation in the Plan upon his return to employment as an Eligible Employee.

         3.4 Notice of Participation. Within a reasonable time following the date upon which an Eligible Employee becomes eligible to become a Participant, but prior to his or her Plan Entry Date, the Committee shall give such Eligible Employee reasonable notice of his pending commencement of participation in the Plan. Such notice shall include a summary description of the Plan as well as forms on which the Eligible Employee may make the election provided in Section
5.1 of this Plan. By his participation, a Participant shall be deemed to have agreed to abide by the provisions of the Plan.

----------------------------
End of Article III

                                   ARTICLE IV
                       EMPLOYER AND EMPLOYEE CONTRIBUTIONS
                       -----------------------------------

         4.1 Employer Contributions. For each Limitation Year, the Employer shall

                  (a) Make Employer Salary Reduction Contributions equal to the aggregate amount by which Participants have elected, in accordance with the provisions of Section 5.1, to reduce their Compensation for payroll periods ending in such Year, and

                  (b) Make an Employer Matching Contribution in the amount set forth in Section 4.7.

         4.2 Employer Contribution Limitation and Treatment of Forfeitures. Notwithstanding the provisions of Section 4.1, the aggregate amount of Employer Salary Reduction Contributions, Employer Matching Contributions and Forfeitures for each Plan Year shall not exceed either the total amount deductible under Code section 404 or the sum of:

                  (a) The  aggregate  limitation  prescribed by Section 6.11 for
all  Participants   entitled  to  share  in  the  allocation  of  such  Employer
Contributions under Section 6.5; and

                  (b) The sum of any amounts that have been erroneously forfeited or erroneously unallocated with respect to Employees or Participants who were or would have been entitled to share in the allocation of Employer Contributions but for the failure to credit such Employees or Participants with Service that is determined during the Plan Year to be creditable pursuant to Subsection 2.1(tt), to the extent such contribution was not made in a preceding Plan Year, and the amount, if any, to be allocated to restore prior Forfeitures pursuant to Subsection 6.5(b).

         Forfeitures arising during the Plan Year shall be used to reduce the Employer Matching Contribution and shall be allocated to Participants' Accounts in the manner provided in Subsection 6.5(b) and Section 6.6. If Forfeitures for a Plan Year that have arisen under Section 7.6 exceed the aggregate limitation prescribed by Section 6.11 for all Participants entitled to share the allocation of Employer Contributions for the Limitation Year ending with the Plan Year, plus any amounts described in Subsection 4.2(b), the amount by which such Forfeitures exceed the aggregate limitation and the amount described in Subsection 4.2(b), shall be credited and held unallocated in a Suspense Account until the next Valuation Date that coincides with the end of a Plan Year when such Forfeitures shall be deemed to be Forfeitures arising under Section 7.6.

         4.3 Determination of Contribution. The Employer, from its records, shall determine the amount of any contributions to be made by it to the Trust under the terms of the Plan.

         4.4 Time and Method of Payment of Employer Contributions. The Employer shall pay Employer Salary Reduction Contributions attributable to Compensation deferred pursuant to Section 5.1 to the Trustee as soon as administratively possible after the end of the payroll period to which the deferral of Compensation relates. The Employer shall pay the Employer Matching Contribution for each month in the Limitation Year on or as soon as practicable after the last day of such Limitation

Year, but not later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions thereof) for its taxable year that ends with or within such Limitation Year. If such Matching Contribution is on account of the Employer's preceding taxable year, the Matching Contribution shall be accompanied by the Employer's signed statement to the Trustee that payment is on account of such taxable year. Contributions shall be paid in cash. All contributions for each Limitation Year, shall be deemed to be paid as of the earlier of the actual date of payment or the last day of such Limitation Year.

         4.5 Return of Employer Contributions. Notwithstanding any provision herein to the contrary, upon the Employer's request, a contribution which was made upon a mistake of fact or conditioned upon deductibility of the contribution under Code section 404 shall be returned to the Employer within one
(1) year after payment of the contribution or disallowance of the deduction (to the extent disallowed), as the case may be; provided, however, that the amount returned shall be the excess of the amount contributed over the amount which would have been contributed if there had been no mistake of fact or a mistake in determining the amount of the deduction. Any earnings on the excess contribution amount shall not be returned to the Employer, although any losses thereon shall reduce the amount so returned. In addition, if the Internal Revenue Service determines during the remedial amendment period (as defined in Code section 401(b)) that the Plan initially does not qualify under the Code, and the Company does not wish to amend the Plan so that it does qualify, the value of all assets will be distributed by the Trustee to the Employer within one (1) year after the date such initial qualification is denied. Thereafter, the Employer's participation in this Plan shall be considered rescinded and of no force or effect.

         4.6 Rollover Contributions. Any Participant or Eligible Employee, with the Committee's written consent and after filing with the Trustee the form prescribed by the Committee, may make a Rollover Contribution to the Plan which shall be credited to such person's Rollover Contribution Account. The Committee shall allocate and credit a Rollover Contribution to the contributing person's Rollover Contribution Account as of the Valuation Date coinciding with or next following the date the Rollover Contribution is made. All Rollover Contributions shall be fully vested and their value shall be paid to the Participant in the manner the Participant elects upon attainment of age fifty-nine and one-half (59 1/2), retirement, termination, Disability, or death. Before accepting a Rollover Contribution, the Committee may require a Participant to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an employee to make to a plan qualified under Code section 401(a).

         4.7 Employer Matching Contribution. The Employer shall make an Employer Matching Contribution to the Plan for each calendar month in an amount equal to fifty percent (50%) of each qualified Participant's allocated share of any Employer Salary Reduction Contributions for such month, to the extent it does not exceed six percent (6%) of the Participant's Compensation for such month. The Employer Matching Contribution will be reduced by any Forfeitures allocated as matching contributions pursuant to Section 6.6. For this purpose, a Participant shall be qualified to receive allocations of matching contributions only subsequent to the first of calendar quarter following his or her completion of six (6) months of Service.

         No Employer Matching Contribution shall be made to a Participant for a month unless he or she:

                           (i) Is actively employed or on an approved Leave of Absence on the Last day of such month; or

                           (ii) Retires, dies or becomes Disabled during the month.

         4.8      Limitations on Employer Matching Contributions.

                  (a) Limitations. Notwithstanding the provisions of Section 4.1, the Actual Matching Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (i) or (ii):

                           (i) The Actual Matching Percentage for the preceding Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by one and one-fourth (1.25); or

                           (ii) The Actual Matching Percentage for the preceding Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by two (2.0); provided, however, that the Actual Matching Percentage for the Highly Compensated Employees may not exceed the Actual Matching Percentage for the preceding Plan Year for the Eligible Employees who are not Highly Compensated Employees by more than two (2.0) percentage points, but subject to the aggregate limitation rules of Subsection 4.8(b).

At the election of the Committee made in accordance with rulings or Regulations issued by the Secretary of Treasury, the determinations under clauses (i) and
(ii) above may be based on the current rather than the preceding Plan Year. Unless applicable law requires otherwise, to the extent the initial application of the limitations of this Subsection 4.8(a) as to a Plan Year results in a refund of Excess Contributions (hereinafter defined), these limitations shall be deemed satisfied as to such year and reapplication of the limitations for the same Plan Year shall not be required.

                  (b) Aggregate Limit. If one or more Highly Compensated Employees are eligible for contributions that are tested under both this Section
4.8 and Section 5.2 and the Actual Matching Percentage for such Employees exceeds the amount specified in Subsection 4.8(a)(i) and the Actual Deferral Percentage for such Employees exceeds the amount specified in Subsection 5.2(a)(i), multiple use of the Actual Matching Percentage alternative limit set forth in Subsection 4.8(a)(ii) shall be limited so that the aggregated Actual Deferral Percentage and Actual Matching Percentage of such Highly Compensated Employees does not exceed the aggregate limit. Except as provided in this Section, the "aggregate limit" is the greater of the following:

                           (i)      The sum of

                                    (A) One and one-fourth  (1.25) multiplied by
                  the greater of (1) the Actual Deferral Percentage of the group of Participants who are not Highly

                  Compensated Employees for the Plan Year, or (2) the Actual Matching Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and

                                    (B) Two  (2.0)  percentage  points  plus the
                  lesser of (1) or (2) in the immediately preceding paragraph; provided, however, that this amount shall not exceed two (2.0) multiplied by the lesser of (1) or (2) above; or

                           (ii)     The sum of

                                    (A) One and one-fourth  (1.25) multiplied by
                  the lesser of (1) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, or (2) the Actual Matching Percentage for the group of Participants who are not Highly Compensated Employees for the Plan Year, and

                                    (B) Two  (2.0)  percentage  points  plus the
                  greater of (1) or (2) in the immediately preceding paragraph; provided, however, that this amount shall not exceed two (2.0) multiplied by the greater of (1) or (2) above.

         Amounts in excess of the aggregate limit shall be treated as "Excess Contributions" and adjusted as provided in Subsection 4.8(c). For purposes of applying this multiple use limit, the Actual Matching Percentage and the Actual Deferral Percentage shall be determined after any required distributions of Excess Contributions under Subsections 4.8(c) and 5.2(c) and excess deferrals under Section 5.3.

                  (c)      Adjustments for Excess Contributions.

                           (i) Prospective Reduction of Employer Matching Contributions. If at any time during the Plan Year the Actual Matching Percentage for the Highly Compensated Employees is reasonably expected by the Committee to exceed the amounts allowed under Subsection 4.8(a), as limited by Subsection 4.8(b), then the Committee, in its sole and absolute discretion, may reduce the Employer Matching Contributions that would otherwise be made pursuant to Section 4.7 to some or all of the Highly Compensated Employees on such basis as the Committee in its sole discretion deems equitable and likely to result in an Actual Matching Percentage for the Plan Year within the limitations of this
         Section 4.8.

                           (ii) (A) Distribution of Excess Employer Matching Contributions. If as of the end of any Plan Year, the Actual Matching Percentage for the Highly Compensated Employees exceeds the amount allowed under Subsection 4.8(a), as limited by Subsection 4.8(b), then the Committee shall cause there to be distributed the portion of each Highly Compensated Employee's Employer Matching Contribution that constitutes a portion of the "Excess Contribution" (hereinafter defined) for the Plan Year, plus earnings (or less losses) thereon for the Plan Year, until the Actual Matching Percentage for the Highly Compensated Employees equals (by rounding up) the greater of (i) or (h) of Subsection 4.8(a), as limited by Subsection 4.8(b), with all refunds of a Participant's Employer Matching Contribution Account to be charged against Employer Matching Contributions for the calendar year that includes the first day of the Plan Year. All distributions of such Excess Contributions shall be distributed by the Trustee to the Highly Compensated Employees during the following Plan Year.

                  For  purposes  of  this  Subsection   4.8(c)(ii)(A),   "Excess
         Contribution" shall mean, with respect to any Plan Year and in aggregate, the excess of:

                                    (i)  The   aggregate   amount  of   Employer
                  Matching Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year; over

                                    (ii) The  maximum  amount  of such  Employer
                  Matching Contributions permitted under the limitations of Subsection 4.8(a), as limited by Subsection 4.8(b), after taking into account the adjustments provided for in Subsection 4.8(c)(i).

         The aggregate Excess Contributions shall be determined by reducing the Employer Matching Contributions made on behalf of Highly Compensated Employees in order of the Actual Matching Percentages beginning with the Highly Compensated Employees with the highest Actual Matching Percentage at the time, and proportionately reducing their Actual Matching Percentages until such percentages equal the next highest group, and, if necessary, then reducing the Actual Matching Percentages of the next highest group (including those Highly Compensated Employees whose percentages were just reduced) and so forth, until the limitations of Subsection 4.8(a), as limited by Subsection 4.8(b), are satisfied. A total equal to the aggregate amount of Excess Contributions identified by application of the preceding sentence shall be distributed to the Highly Compensated Employees in proportion to their respective amounts of Employer Matching Contributions for the Plan Year. The provisions of this Subsection 4.8(c)(ii)(A) shall be applied after the provisions of Subsection 4.8(c)(i) and any reductions thereunder. Any distribution of Excess Contributions made pursuant to this Subsection 4.8(c)(ii)(A) may be made notwithstanding any other provision of this Plan.

                           (B) Determination of Earnings and Losses for Plan Year. The earnings or losses allocable to Excess Contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant's Employer Matching Contribution Account for the applicable Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the balance of the Participant's Employer Matching Contribution Account on the last day of the applicable Plan Year (prior to any refund of Excess Contributions) inclusive of the income for such Plan Year.

                           (C) Income Allocable to Excess Contributions. The income allocable to Excess Contributions for purposes of Subsection 4.8(c)(ii)(B) shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and fife insurance contracts, and other property, without regard to whether or not such appreciation has been realized.

--------------------------
End of Article IV

                                    ARTICLE V
                      PARTICIPANT DEFERRALS OF COMPENSATION
                      -------------------------------------

         5.1      Election to Defer Compensation.

                  (a) Participant Election to Defer Compensation. Subject to the provisions of Section 5.2, a Participant may elect, at such time and in such form as the Committee shall in its sole and absolute discretion determine to defer from one percent (1%) to fifteen percent (15%) of his or her Compensation for the Plan Year (not to exceed Nine Thousand Five Hundred Dollars ($9,500) (as adjusted pursuant to rulings or regulations issued by the Secretary of the Treasury)) and have the Employer pay such amount to the Trust as an Employer Salary Reduction Contribution for the Participant's benefit to be allocated to such Participant's Employer Salary Reduction Contribution Account. Any amount a Participant elects to defer under this Section 5.1 shall be contributed by the Employer to the Trust as an Employer Salary Reduction Contribution in accordance with Subsection 4.1(a) and Section 4.4.

                  (b) Effective Date of Election. Any election by a Participant to defer the receipt of a portion of his or her Compensation pursuant to this
Section 5.1 shall become effective as of the first day of the calendar quarter following the Committee's receipt of such election. No such election shall be given retroactive effect.

                  (c) Modification or Revocation of Election. A Participant who has no election to defer the receipt of a portion of his or her Compensation pursuant to this Section 5.1 in effect at any time may enter into a new election at any time. A Participant who has previously elected to defer amounts as specified in Section 5.1 may modify such an election at any time. Any such new election or modification must conform to the provisions of Subsection 5.1(a) and shall be effective on the first Plan Entry Date (i.e., the first day of each calendar quarter) after the Committee receives such election. A Participant who has an election to defer the receipt of a portion of his or her Compensation pursuant to this Section 5.1 in effect at any time may at any time revoke such election, any such revocation to become effective as of the first day of the earliest payroll period following the Committee's receipt of such revocation as the Committee determines to be administratively possible. In any case, a
Participant's election to defer receipt of any portion of his or her Compensation shall be automatically revoked at or as soon as administratively possible following the Participant's termination of employment as to Compensation payable thereafter. In all cases, the effectiveness of any new election, or modification or revocation of an election shall be subject to such advance notice requirements as the Committee may prescribe.

         5.2 Limitation on Employer Salary Reduction Contributions for Highly Compensated Employees.

                  (a) Limitations. Notwithstanding the provisions of Section 5.1, the Actual Deferral Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (i) or (ii):

                           (i) The Actual Deferral Percentage for the preceding Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by one and one-fourth (1.25); or

                           (ii) The Actual Deferral Percentage for the preceding Plan Year for the Eligible Employees who are not Highly Compensated Employees multiplied by two (2.0); provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees may not exceed the Actual Deferral Percentage for the preceding Plan Year for the Eligible Employees who are not Highly Compensated Employees by more than two (2.0) percentage points, subject to the aggregate limitation rules of Subsection 5.2(b).

At the election of the Committee made in accordance with rulings or Regulations issued by the Secretary of Treasury, the determinations under clauses (i) and
(ii) above may be based on the current rather than the preceding Plan Year. Unless applicable law requires otherwise, to the extent the initial application of the limitations of this Subsection 5.2(a) as to a Plan Year results in a refund of Excess Contributions (hereinafter defined), these limitations shall be deemed satisfied as to such Plan Year and reapplication of the limitations for the same Plan Year shall not be required.

                  (b) Aggregate Limit. If one or more Highly Compensated Employees are eligible for contributions that are tested under both Section 4.8 and this Section 5.2 and the Actual Matching Percentage for such Employees exceeds the amount specified in Subsection 4.8(a)(i) and the Actual Deferral Percentage for such Employees exceeds the amount specified in Subsection 5.2(a)(i), multiple use of the Actual Deferral Percentage alternative limit set forth in Subsection 5.2(a)(ii) shall be limited so that the aggregated Actual Deferral Percentage and Actual Matching Percentage of such Highly Compensated Employees does not exceed the aggregate limit. For purposes of this Subsection 5.2(b), the "aggregate limit" is the greater of the following:

                           (i)      The sum of

                                    (A) One and one-fourth  (1.25) multiplied by
                  the greater of (1) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, or (2) the Actual Matching Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and

                                    (B) Two  (2.0)  percentage  points  plus the
                  lesser of (1) or (2) in the immediately preceding paragraph; provided, however, that this amount shall not exceed two (2.0) multiplied by the lesser of (1) or (2) above; or

                           (ii)     The sum of:

                                    (A) One and one-fourth  (1.25) multiplied by
                  the lesser of (1) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, or (2) the Actual Matching Percentage for the group of Participants who are not Highly Compensated Employees for the Plan Year, and

                                    (B) Two  (2.0)  percentage  points  plus the
                  greater of (1) or (2) in the immediately preceding paragraph; provided, however, that this amount shall not exceed two (2.0) multiplied by the greater of (1) or (2) above.

         Amounts in excess of the aggregate limit shall be treated as "Excess Contributions" and adjusted as provided in Subsection 5.2(c). For purposes of applying this multiple use limit, the Actual Matching Percentage and the Actual Deferral Percentage shall be determined after any required distributions of Excess Contributions under Subsections 4.8(c) and 5.2(c) and Excess Deferrals under Section 5.3.

                  (c)      Adjustments for Excess Contributions.

                           (i) Prospective Reduction of Salary Reduction Contributions. If at any time during the Plan Year the Actual Deferral Percentage for the Highly Compensated Employees is reasonably expected by the Committee to exceed the amounts allowed under Subsection 5.2(a), as limited by Subsection 5.2(b), then the Committee, in its sole and absolute discretion, may reduce the amount of Compensation to be deferred pursuant to Section 5.1 by Highly Compensated Employees on such basis as the Committee in its sole discretion deems equitable and likely to result in an Actual Deferral Percentage for the Plan Year within the limitations of this Section 5.2.

                           (ii) (A) Refund of Excess Salary Reduction Contributions. If as of the end of any Plan Year, the Actual Deferral Percentage for the Highly Compensated Employees exceeds the amount allowed under Subsection 5.2(a), as limited by Subsection 5.2(b), then the Committee shall cause there to be refunded the portion of each Highly Compensated Employee's Employer Salary Reduction Contribution that constitutes a portion of the Excess Contribution (hereinafter defined) for the Plan Year, plus earnings (or less losses) thereon for the Plan Year, until the Actual Deferral Percentage for the Highly Compensated Employees equals (by rounding up) the greater of (i) or
         (ii) of Subsection 5.2(a), as limited by Subsection 5.2(b), with all refunds from a Participant's Employer Salary Reduction Contribution Account to be charged against Employer Salary Reduction Contributions for the calendar year that includes the first day of the Plan Year. All refunds of such Excess Contributions shall be distributed by the Trustee to the Highly Compensated Employees during the following Plan Year.

                  For   purposes   of  this   Subsection   5.2(c)(ii),   "Excess
         Contribution" shall mean, with respect to any Plan Year, the excess of:

                           (i) The aggregate amount of Employer Salary Reduction Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year; over

                           (ii) The maximum amount of such Employer Salary Reduction Contributions permitted under the limitations of Subsection 5.2(a), as limited by Subsection 5.2(b).

                  The Excess Contributions shall be determined by reducing the Employer Salary Reduction Contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the Highly Compensated Employees with the highest Actual Deferral Percentage at the time, and proportionately reducing their Actual Deferral Percentages until such percentages equal the next highest group, and, if necessary, then reducing the Actual Deferral
         Percentages  of  the  next  highest  group   (including   those  Highly
         Compensated Employees whose percentages were just reduced) and so forth, until the limitations of Subsection 5.2(a), as limited by Subsection 5.2(b), are satisfied. A total equal to the aggregate amount of Excess Contributions identified by application of the preceding sentence shall be distributed to the Highly Compensated Employees in proportion to their respective amounts of Employer Salary Reduction Contributions for the Plan Year. The provisions of this Subsection 5.2(c)(ii) shall be applied after the provisions of Section 5.3 and any distributions of Excess Deferrals thereunder. Any distribution of Excess Contributions made pursuant to this Subsection 5.2(c)(ii) may be made notwithstanding any other provision of this Plan.

                           (B) Determination of Earning and Losses for Plan Year. The earnings or losses allocable to Excess Contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant's Employer Salary Reduction Contribution Account for the applicable Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the balance of the Participant's Employer Salary Reduction Contribution Account on the last day of the applicable Plan Year (prior to any refund of Excess Contributions) inclusive of the income for such Plan Year.

                           (C) Income Allocable to Excess Contributions. The income allocable to Excess Contributions for purposes of Subsection 5.2(c)(ii)(B) shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

                           (D) Treatment of Any Match On Excess Contributions. If Excess Contributions are distributed to a Participant from the Plan pursuant to this Subsection 5.2(c)(ii), the Employer Matching Contribution to which such Excess Contributions relate, if any, plus any income and minus any loss attributable thereto shall be forfeited at the time the Excess Contributions are distributed. Such amount shall become a Forfeiture and used in accordance with Section 4.2 to reduce Employer Matching Contributions under Section 4.7 for the Plan Year in which the Forfeiture occurs.

         5.3 Distribution of Excess Deferrals. If a Participant is required to include in his or her gross income for a calendar year elective deferrals (as defined in Code section 402(g)(3)) which exceed Nine Thousand Five Hundred Dollars ($9,500) (or such greater amount as prescribed by regulations or rulings issued by the Secretary of the Treasury), such amounts shall be treated as "Excess Deferrals" and shall be distributed to the Participant. If the Participant makes Excess Deferrals to one or more plans with respect to a calendar year, the Participant may allocate the Excess Deferrals among the plans to which such Excess Deferrals were made. Not later than the first March 1 following the close of the calendar year in which the Excess Deferrals were made, the Participant shall notify the Committee of whether and to what extent the Participant has allocated any of the Participant's Excess Deferrals to this Plan. If such allocation is made, the Committee shall distribute such Excess Deferrals allocated to this Plan, adjusted for any income or losses allocable to such amount, for the Plan Year in question not later than the first April 15 following the calendar year in which the Excess Deferrals were made. The amount of Excess Deferrals to be distributed shall be reduced by any Excess Contributions previously distributed with respect to the Plan Year beginning with the calendar year. Any distribution of Excess Deferrals made pursuant to this Section 5.3 may be made notwithstanding any other provision of this Plan.

If Excess Deferrals are distributed to a Participant from the Plan pursuant to this Section 5.3, the Employer Matching Contribution to which such Excess Deferrals relate, if any, (plus any income and minus any loss attributable thereto) shall be forfeited and applied in the same manner as Employer Matching Contributions on Excess Contributions (Subsection 5.2(c)(ii)(D). Similarly, the provisions of Subsection 5.2(c)(ii)(B)-(C) shall also apply in a like manner for purposes of determining the earnings and losses, and income allocable, to any Excess Deferrals.

---------------------------
End of Article V

                                   ARTICLE VI
                            ACCOUNTS AND ALLOCATIONS
                            ------------------------

         6.1 Participant's Accounts. The Committee shall establish for each Participant one or more of the Accounts described in Subsection 2.1(a) which will reflect the Participant's share of Employer Salary Reduction Contributions, Employer Matching Contributions, and, if applicable, Rollover Contributions, together with the income, expense, gain, and loss attributable to such contributions and amounts. The establishment of separate Accounts shall not require a separation of the Trust assets.

         6.2 Segregated Accounts During Repayment of Distribution. If a Participant, having incurred a Forfeiture pursuant to Subsection 7.6(b), subsequently reenters the Plan, the Committee shall maintain, or cause to be maintained, a segregated account for amounts repaid by the Participant in accordance with Section 7.7, together with the income, expense, gain, and loss attributable to such amounts. Such Account shall remain segregated until the balances of the Participant's Employer Matching Contribution Account are restored pursuant to Section 7.7, at which time the balance of such Account shall be used to restore the balances of the Participant's Employer Matching Contribution Account.

         6.3 Charging of Payments, Distributions and Specific Items. As of each Valuation Date, all payments and distributions made under the Plan since the immediately preceding Valuation Date to or for the benefit of a Participant or his or her Beneficiary, and all income, expense, gain or loss specifically creditable to or chargeable against a specific Participant Account pursuant to the terms of the Plan (such as interest income on loans to a Participant and loan fees) will be charged to the proper Account of such Participant.

         6.4 Allocation of Trust Fund Income, Expenses, Gains and Losses. Within a reasonable time after each Valuation Date and prior to the allocation of Employer Contributions pursuant to Section 6.5, the Committee shall apportion changes in the net fair market value of the Trust Fund for the period ending on the most recent Valuation Date (other than changes attributable to all income, expense, gain or loss specifically creditable to or chargeable against a specific Participant Account) among the Accounts of Participants in the ratio that the balance credited to each of the Accounts of each Participant on the preceding Valuation Date bears to the balances credited to all Accounts of all Participants on such Valuation Date, after deducting withdrawals, distributions, and any other amounts chargeable to the Accounts pursuant to any other provisions of this Plan since such Valuation Date. The Suspense Account, if any, shall not be adjusted to reflect any Trust income and expenses, gains and losses.

         6.5 Allocation of Employer Contributions. Subject to the limitations of
Section 6.11, as of each Valuation Date specified below in this Section 6.5, the Committee shall:

                  (a) First, allocate to the Employer Matching Contribution Accounts of Participants whose non-vested Matching Contribution Accounts were forfeited in prior Plan Years but who are entitled to have the balances of such Accounts restored in accordance with Section 7.7, such portion of the Forfeitures for the Plan Year that have arisen under Section 7.6, and such portion of the

Employer Matching Contribution received by the Trust Fund since the preceding Valuation Date, as is necessary to restore such balances. No allocation of the Employer Matching Contribution shall be made pursuant to the immediately preceding sentence unless the Forfeitures are insufficient to restore the balances of the appropriate Accounts.

                  (b) Second, if Forfeitures for a Plan Year that have arisen under Section 7.6, minus such portion of such Forfeitures, if any, that have been allocated pursuant to Subsection 6.5(b), exceed the aggregate limitation prescribed by Section 6.11 for all Participants entitled to share in the allocation of Employer Contributions for the Limitation Year ending within the Plan Year plus any amounts described in Subsection 4.2(b), the amount by which such Forfeitures exceed the aggregate limitation and the amount described in Subsection 4.2(b) shall be credited and held unallocated in the Suspense Account until the next Valuation Date that coincides with the end of a Plan Year when such Forfeitures shall be deemed to be Forfeitures arising under Section 7.6.

                  (c)  Next,  allocate  to each  Participant's  Employer  Salary
Reduction  Contribution  Account  that  portion  of the  total  Employer  Salary
Reduction Contributions equal to the amount by which the Participant has elected, in accordance, with Section 5.1, to defer a portion of his Compensation for the payroll period or periods for which such payments of Contributions were paid.

                  (d) Next, allocate any Employer Matching Contributions received by the Trust Fund since the preceding Valuation Date (and not previously allocated under Subsection 6.5(a) above) among the Employer Matching Contribution Accounts of Participants eligible to share in the allocation of such amounts as determined under Section 4.7, such allocation to be based on a ratio of the amount of Compensation deferred by such Participant for the month or months for which such Contributions were made to the total amount of Compensation deferred by all Participants for such month or months. For this purpose, deferrals in excess of six percent (6%) of Compensation for the month or months for which such Employer Matching Contributions were made shall not be taken into account.

                  (e) Notwithstanding the foregoing provisions of this Section 6.5, the allocations for any Participant for any Limitation Year shall not exceed the amount determined pursuant to Section 6.11. If after the allocations provided for above in this Section 6.5, any Employer Contributions remain unallocated, such remainder shall be held in the Suspense Account and used to reduce Employer Matching Contributions in the following Plan Year(s).

         6.6 Forfeitures. Forfeitures of Employer Matching Contributions that have arisen under Section 7.6 shall be used to reduce Employer Matching Contributions to the Plan. To the extent possible, Forfeitures will be used to reduce the Employer Matching Contribution for the Plan Year in which such Forfeitures occur. However, if Forfeitures arising during a particular Plan Year exceed the required Employer Matching Contribution for that year, the amount of excess Forfeitures will be credited to and held unallocated in the Suspense Account until the next succeeding Plan Year when such Forfeitures shall be deemed to be Forfeitures arising under Section 7.6.

         6.7 Dates Contributions  Considered Made. Except as provided in Section
4.4 and Section 6.4, Employer Salary Reduction Contributions, Employer Matching Contributions, and any Rollover Contributions shall be deemed made on the day on which it is deposited into the Trust Fund.

         6.8 Accrual of Benefits. The Committee shall determine a Participant's Accrued Benefit on the basis of the Limitation Year.

         6.9 Valuation. Within a reasonable time after the last Valuation Date of each Plan Year, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth an investments, receipts, and disbursements, and other transactions affected by it during the Plan Year then ended, and showing all the assets of the Trust Fund and the cost and fair market value thereof. Such statements shall be delivered to the Committee. The Trustee's determination of the fair market value of the assets of the Trust Fund and the Committee's charges or credits to Accounts shall be final and conclusive on all persons ever interested hereunder, subject to the claims review procedures of Subsections 12.9 and 12.10.

         6.10 Equitable Allocations. If the Committee determines in making any valuation, allocation, or adding interest to any Account under the provisions of the Plan that the strict application of the provisions of the Plan will not produce an equitable and nondiscriminatory allocation among the Accounts of the Participants, it may modify any procedure specified in the Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan; provided, however, that any such modification shall not reduce the Participant's Vested Accrued Benefit and shall be consistent with the provisions of Code sections 401(a)(4) and 411(d)(6).

         6.11     Limitation on Annual Additions.

                  (a) General. Notwithstanding any other provision of the Plan, the Annual Addition to a Participant's Accounts for any Limitation Year may not exceed an amount equal to the lesser of:

                           (i) Thirty Thousand Dollars ($30,000), adjusted for the Limitation Year (if and to the extent that such adjustment may be allowed by regulations prescribed by the Secretary of the Treasury), to take into account any cost-of-living increase adjustment provided for that year under Code section 415(d); or

                           (ii) Twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

                  If a Participant's Annual Additions would exceed the above limitation that such Annual Additions will be reduced as follows:

                           (i) The amount of Employer Salary Reduction Contributions allocated to the Participant for the Plan Year will be reduced as necessary and paid to the Participant as soon as administratively feasible;

                           (ii) To the extent that the reductions in item (i) are not sufficient, the amount of the Forfeitures allocated to the Participant shall be reduced as necessary and allocated to other Participant Accounts in accordance with the Plan formula for allocating Forfeitures to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the limit set forth above or any other limitation provided in the Plan;

                           (iii) To the extent that the amount of the reductions in item (i) and (ii) are not sufficient, Employer Matching Contributions allocated to the Participant will be reduced as necessary and allocated to other Participant Accounts in accordance with the formula for Employer Matching Contributions to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the limitations set forth above or any other limitation provided above; or

                           (iv) To the extent that the allocations in item (iii) cannot be allocated to other Participant's Accounts, the reductions will be allocated to the Suspense Account as Forfeitures until the next succeeding Valuation Date on which Forfeitures could be applied to reduce Employer Matching Contributions under the provisions of the Plan. All amounts held in the Suspense Account must be applied as Forfeitures before any additional Employer Contributions may be made to the Plan. If the Plan terminates, the Suspense Account will revert to the Employer to the extent it may not be allocated to any Participant's Accounts.

                  (b) Additional Limitation -- Related Plan. If a Participant also participates in a Related Plan, the limitation specified in Subsection 6.11(a), shall be reduced by the Annual Addition made under any Related Plan on behalf of the Participant for the Limitation Year.

                  (c) Additional Limitation - Defined Benefit Plan. If a Participant also participates in one or more qualified defined benefit plans (as described in Code section 414(i)) maintained by a Related Employer, the maximum amount otherwise allocable to his or her Accounts under Subsections 6.11(a) and
(b) shall be reduced to the extent necessary to ensure that the sum of the Defined Benefit Fraction for the Limitation Year plus the Defined Contribution Fraction for the Limitation Year does not exceed one (1.0).

                  The "Defined Benefit Fraction" for a Limitation Year shall be a fraction the numerator of which shall be the projected annual benefit of the Participant under such defined benefit plan or plans (determined as of the close of the year) and the denominator of which shall be an amount equal to the lesser of:

                           (i)  The  product  of  one  and   one-fourth   (1.25)
         multiplied by the dollar  limitation in effect for such year under Code section 415(b)(1)(A); or

                           (ii)  The  product  of  one  and  four-tenths   (1.4)
         multiplied by the amount which may be taken into account for such year under Code section 415(b)(1)(B) with respect to such Participant.

                  The "Defined Contribution Fraction" for a Limitation Year shall be a fraction (a) the numerator of which shall be the sum of the Annual Additions to the Participant's accounts under all defined contribution plans maintained by the Employer or Related Employer as of the close of the Limitation Year, and (b) the denominator of which shall be the sum of the lesser of the following amounts determined for each such plan for the Limitation Year and for each prior year of service with the Employer:

                           (i) The product of one and one-fourth (1.25) multiplied by the dollar limitation in effect for such year under Code section 415(c)(1)(A) (determined without regard to Code section 415(c)(6)) or

                           (ii) The product of one and four-tenths (1.4) multiplied by the amount that may be taken into account under Code section 415(c)(1)(B) with respect to such individual under the defined contributions plans for the Limitation Year.

                  Notwithstanding the foregoing,  the provisions of this Section
         6.11 shall only apply if such defined benefit plan or plans do not provide for a reduction of benefits to ensure that the sum of the Defined Benefit Fraction for such Limitation Year and the Defined Contribution Fraction for such Limitation Year does not exceed one (1.0).

         6.12 Allocation Does Not Create Rights. No Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan.

---------------------------
End of Article VI

                                   ARTICLE VII
                  TERMINATION OF SERVICE - PARTICIPANT VESTING
                  --------------------------------------------

         7.1 Normal Retirement. When a Participant attains or has exceeded his Normal Retirement Age while an Employee, his Accrued Benefit shall, to the extent it has not previously become fully vested, become fully vested. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age may elect to continue to participate in the Plan and delay the distribution of his or her Accrued Benefit until the earlier of the date of his or her actual retirement or his or her Required Commencement Date. The Committee shall direct the Trustee to make payment of the full value of the Participant's Accrued Benefit at the time so elected and in the manner provided in Article
VIII. The value of the Participant's Accrued Benefit shall be determined pursuant to Article VIII.

         7.2 Disability. A Participant who becomes Disabled while an Employee shall become fully vested in his Accrued Benefit and shall have the full value of such Accrued Benefit paid to him at such times and in such manner as provided in Article VIII. The value of the Participant's Accrued Benefit shall be determined pursuant to Article VIII.

         7.3 Death. Upon the death of a Participant while an Employee, his Accrued Benefit shall become fully vested and his Beneficiary shall be entitled to receive the full value of such deceased Participant's Accrued Benefit. The value of the Participant's Accrued Benefit shall be determined pursuant to
Article VIII.

         7.4 Termination of Service Prior to Normal Retirement Age. If a Participant's Service terminates prior to Normal Retirement Age for any reason other than death or Disability, then such Participant's Employer Matching Contribution Account shall vest according to the following schedule:

                  Years of Service                                     Percent
                  Subsequent to 1/1/1992                               Vested
                  ----------------------                               -------

                  Less than 2 years                                        0%
                  2 years but less than 3 years                           33%
                  3 years but less than 4 years                           50%
                  4 years or more                                        100%

         A Participant shall be one hundred percent (100%) vested at all times in that portion of his Accrued Benefit attributable to his or her Employer Salary Reduction Contribution Account, and Rollover Contribution Account.

         The value of a Participant's Vested Accrued Benefit shall be determined pursuant to Article VIII.

         7.5 Vesting - Termination of Service and Re-employment. If an Employee separates from Service and resumes employment with the Employer, such Employee shall be credited with all Years of Service earned prior to his or her separation from Service for purposes of the Plan.

         7.6 Occurrence of Forfeitures. A Participant who separates from Service shall forfeit the non-vested portion of the Participant's Employer Matching Contribution Account upon the earliest of:

                  (a) The completion of five (5) consecutive Breaks in Service;

                  (b) The day on which the Participant receives a distribution of his or her entire Vested Accrued Benefit from such Accounts; provided that such distribution is made not later than the close of the second Plan Year following the Participant's separation from Service; and

                  (c) The day the Participant dies.

A Participant who separates from Service without any vested interest in his Employer Matching Contribution Account shall be deemed to have received a distribution of his vested interest in such Accounts equal to Zero Dollars ($0) as of his separation from Service.

         7.7 Restoration of Forfeitures. If a Participant who incurs a forfeiture pursuant to Subsection 7.6(b) resumes Service with the Employer prior to incurring five (5) consecutive one (1) year Breaks in Service, such forfeited amounts shall be restored to the Participant's Employer Matching Contribution Account, if the Participant repays to the Plan the full amount of the distribution from such Account within five (5) years following the date of the Participant's re-employment with the Employer. A Participant who received a deemed distribution of his or her vested interest in his or her Employer Matching Contribution Account equal to Zero Dollars ($0) shall be deemed to have repaid such distribution upon the date of re-employment. Upon such repayment, the balance of the Participant's Employer Matching Contribution Account shall be restored in accordance with Subsection 6.5(b) to the balance of such Account as it existed immediately prior to the distribution therefrom.

         7.8 Termination, Partial Termination, or Complete Discontinuance of Employer Contributions. Notwithstanding any other provision in this Plan, in the event of a termination or partial termination of the Plan, or a complete discontinuance of Employer contributions under the Plan, all affected Participants shall have a fully vested interest in their Accrued Benefit determined as of the date of such event. The value of the Accrued Benefit shall be determined on the date the Accrued Benefit becomes fully vested, as if such date was the Valuation Date for the Limitation Year in which the termination, partial termination, or complete discontinuance of Employer Contributions occurs.

         7.9 Certain Additional Vesting. Notwithstanding any other provision of the Plan to the contrary, the Accounts of the following Participants shall be fully vested and nonforfeitable at all times beginning on the applicable date or dates specified below:

                  (a) All Participants who (i) ceased to be employed by the Company in connection with the transfer of certain functions to Software Architects, Inc. in May of 1998 and (ii) were immediately thereafter employed by Software Architects, Inc.

                  (b) [Reserved].


------------------------------
End of Article VII

                                  ARTICLE VIII
                     TIME AND METHOD OF PAYMENT OF BENEFITS
                     --------------------------------------

         8.1      Time of Payment.

                  (a) Normal Retirement. In the event of normal retirement, within the meaning of Section 7.1, payment of the Participant's Vested Accrued Benefit shall commence not later than ninety (90) days after the date elected by the Participant that coincides with or immediately follows the date of the Participant's termination of Service after attainment of Normal Retirement Age, provided that the Participant has filed a claim for such benefit pursuant to
Section 12.9. A Participant who continues in the employ of the Employer after his or her Normal Retirement Age may elect to defer the payment of his or her Accrued Benefit until the earlier of his or her termination of Service with the Employer or his or her Required Commencement Date. A Participant who is entitled to a distribution pursuant to this Subsection 8.1(a) shall have the value of his Accounts determined as of the Valuation Date which is on, or if not on, which immediately precedes the date on which the Participant's Accrued Benefit is to be distributed.

                  (b) Disability. In the event of Disability, payment of the Participant's Vested Accrued Benefit shall be made no later than ninety (90) days after the date the Participant elects to receive such distribution;
provided that the Committee has then determined that Disability exists. A Participant who is entitled to a distribution pursuant to this Subsection 8.1(b) shall have the value of his Accounts determined as of the Valuation Date which is on, or if not on, which immediately precedes the date on which the Participant's Accrued Benefit is to be distributed.

                  (c) Death. In the event of death, payment of the Participant's Vested Accrued Benefit shall be made to the Participant's Beneficiary no later than one hundred twenty (120) days after the Participant's death. The value of the deceased Participant's Accounts shall be determined as of the Valuation Date which is on, or if not on, which immediately precedes the date on which the Participant's Accrued Benefit is to be distributed.

                  (d) Other Termination of Service. Upon a Participant's termination of employment for any reason other than retirement, Disability or death, payment of the Participant's Vested Accrued Benefit shall be made as soon as practicable after he files a claim for such benefit pursuant to Section 12.9. A Participant who is entitled to a distribution pursuant to this Subsection 8.1(d) must file a claim for such benefit pursuant to Section 12.9. The value of the Participant's Accounts shall be determined as of the Valuation Date which is on, or if not on, which immediately precedes the date on which the Participant's Vested Accrued Benefit is to be distributed.

                  (e) Attainment of Age 59 1/2. A Participant may request an in-service withdrawal of his Vested Accrued Benefit upon the attainment of age fifty-nine and one-half (59 1/2). Payment of the Participant's Vested Accrued Benefit shall be made as soon as practicable after the Committee receives such withdrawal request. The value of the Participant's Accounts shall be determined as of the Valuation Date which is on, or if not on, immediately precedes, the date on which the withdrawal is paid.

                  (f) Limitation on Time of Payment. Notwithstanding any provision contained herein to the contrary, in the case of a Participant who has filed a claim for benefits in accordance with Section 12.9 hereof, unless the Participant otherwise directs, the Trustee shall make payment of the Participant's Vested Accrued Benefit not later than the earlier of:

                           (i) Sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

                                    (A)  The date the Participant attains Normal
                  Retirement Age;

                                    (B)  The  date  on  which  the   Participant
                  completes his or her tenth (10th) year of participation in the Plan; or

                                    (C)  The  date  the  Participant  terminates
                  Service.

                           (ii)    The Participant's Required Commencement Date.

         Notwithstanding any other provision herein to the contrary, all distributions made under the Plan will comply with regulations issued by the Secretary of the Treasury under Code section 401(a)(9) and such regulations shall override and supersede any conflicting provisions of the Plan.

         8.2 Method of Payment. A Participant or his Beneficiary may elect to have his or her Vested Accrued Benefit paid in the following forms of payment.

                  (a) Lump Sum Payment. By a lump sum payment, which may be in cash or in the form of the securities in which the Participant's Account is invested (to the extent so invested), as elected by the Participant or Beneficiary.

                  (b) Direct Rollover. By direct rollover to an Eligible Retirement Plan, provided that such payment qualifies for a direct rollover pursuant to Code section 401(a)(31). This form shall not be available to any Beneficiary other than a Beneficiary who is the Participant's surviving spouse. In implementing a Participant's or Beneficiary's election with respect to this Subsection 8.2(b), the Employer, the Committee and the Trustee shall not be responsible for ascertaining whether a transferee plan, trust, or individual retirement account or annuity satisfies the applicable provisions of the Code, and the written request of the Participant or Beneficiary shall constitute a certification that the plan, trust, or individual retirement account or annuity satisfies such requirements and accepts such rollover.

                  (c) Combination. By a combination of a lump sum cash payment or direct rollover to an Eligible Retirement Plan.

         8.3 Lump Sum Cashout and Special Limitation on Involuntary Payment of Benefits. Notwithstanding the foregoing provisions of this Article VIII, if upon termination of a Participant's Service the value of the Participant's Vested Accrued Benefit, determined as of the Valuation Date immediately preceding the Participant's termination of Service, does not exceed Three Thousand Five

Hundred Dollars ($3,500) (Five Thousand Dollars ($5,000),  effective August [5],
1997), the Committee shall direct the Trustee to distribute the value of the Participant's Vested Accrued Benefit to the Participant or the Participant's Beneficiary promptly thereafter in such form as the Participant or Beneficiary elect pursuant to Section 8.2 or otherwise by a lump sum cash payment. If upon termination of a Participant's Service for any reason other than retirement or death the then value of the Participant's Accrued Benefit exceeds Three Thousand Five Hundred Dollars ($3,500) (Five Thousand Dollars ($5,000), effective August [5], 1997), no distribution of the Participant's Accrued Benefit to the Participant may occur prior to the Participant's attainment of Normal Retirement Age unless the Participant files with the Committee a written request for the payment of the entire amount of his Vested Accrued Benefit in a form set forth in Section 8.2, such request expressly to consent to the form of distribution. If the Participant files such a request the Committee may direct the Trustee to pay such amount to the Participant in the form so elected.

         8.4 Deferral of Payments. Subject to Section 8.3, a Participant who is otherwise entitled to a distribution of his Vested Accrued Benefit pursuant to
Section 8.1 may elect to defer such distribution until his Required Commencement Date. A Participant who elects to defer the distribution of his Vested Accrued Benefit pursuant to this Section 8.4 may elect to receive an earlier distribution of such benefit by filing an election with the Committee in which case such benefit shall be distributed as soon as administratively possible, but in any event no later than ninety (90) days after the date the Participant files such request. If a Participant elects to defer the distribution of his Vested Accrued Benefit pursuant to this Section 8.4, such Vested Accrued Benefit will continue to be treated as a part of the Trust Fund and will be credited (or debited) with its share of the net income (or loss) attributable to the investments of such Vested Accrued Benefit but shall not be credited with any further Employer Contributions. The value of the Participant's Vested Accrued Benefit for purposes of this Section 8.4 shall be determined as of the Valuation Date which is on, or if not on, which immediately precedes, the date payment of the Participant's Vested Accrued Benefit commences and shall be made in such manner as provided in this Article VIII.

         8.5 Hardship Withdrawal for Employer Salary Reduction Contributions. A Participant who incurs an Immediate and Heavy Financial Need may make a withdrawal from his Employer Salary Reduction Contribution Account as specified in this Section 8.5.

                  (a) Limits on Withdrawals. A Participant's withdrawals from his Employer Salary Contribution Account may not exceed the amount of Employer Salary Contributions credited to such Account, reduced by any prior withdrawals of such Contributions. A Participant may not withdraw earnings credited to his Salary Reduction Contribution Account.

                  (b) Immediate and Heavy Financial Need. A withdrawal will be deemed to be made due to an Immediate and Heavy Financial Need if it is made:

                           (i) To prevent the eviction of the Participant from his primary residence or foreclosure on the mortgage of the Partici-pant's primary residence;

                           (ii)  To pay  for  medical  care  described  in  Code
         section 213(d) previously incurred by the Participant, his spouse or any of his dependents (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

                           (iii) To pay costs  directly  related to the purchase
         (excluding   mortgage  payments)  of  a  principal  residence  for  the
         Participant; or

                           (iv) To pay for tuition or  educational  fees for the
         next   twelve  (12)  months  of   post-secondary   education   for  the
         Participant, his spouse, children or dependents.

                  (c) Necessary to Satisfy an Immediate and Heavy Financial Need. An amount will be considered necessary to satisfy the Participant's Immediate and Heavy Financial Need only if the Committee determines, after a full review of the Participant's written request and related documentation of Immediate and Heavy Financial Need, that the need cannot be relieved by any of the following:

                           (i) Reimbursement or compensation by insurance or otherwise;

                           (ii) Reasonable liquidation of the Participant's assets, including assets of the Participant's spouse and minor children that are reasonably available to the Participant, to the extent such liquidation would not itself cause an Immediate and Heavy Financial need;

                           (iii) Cessation of Salary Reduction Contributions to this Plan or any other plan maintained by the Employer; or

                           (iv) A loan from this Plan or from a commercial source on reasonable commercial terms.

Unless the Committee has evidence to the contrary, it may rely upon the Participant's affidavit or certificate under penalty of perjury that the need cannot be relieved by any of the foregoing.

         No hardship withdrawal may exceed the amount necessary to satisfy the Participant's Heavy and Immediate Financial Need. However, the amount of the Participant's hardship withdrawal may include the amount of any federal, state or local taxes or any penalties reasonably anticipated to result from the withdrawal. If the Participant elects, amounts necessary to satisfy such taxes and penalties shall be withheld at the time the hardship withdrawal is distributed to the Participant.

                  (d) Payment of Withdrawals. A Participant may request a withdrawal by filing the prescribed form with the Committee. A withdrawal will be paid to the Participant in cash as soon as reasonably practicable after the Committee receives the prescribed form and determines that the withdrawal request meets the requirements of this Section 8.5.

                  (e) Valuation Date. The value of a Participant's Salary Reduction Contribution Account shall be determined as of the Valuation Date immediately preceding the date the withdrawal is processed.

                  (f) Spousal Consent. No withdrawal may be made pursuant to this Section 8.5 by a Participant unless the Participant's spouse, as of the date the Participant applies for such a withdrawal, has consented thereto.

                  (g) Withdrawals by Alternate Payees. An Alternate Payee who is entitled to a portion of a Participant's Salary Reduction Contribution Account under the terms of a Qualified Domestic Relations Order may withdraw amounts from his Salary Reduction Contribution Account under this Section 8.4 in the same manner, at the same times and subject to the same conditions (except that no spousal consent shall be required) as Participants in the Plan.

         8.6 Loans. A Participant may borrow an amount from the Plan as provided in this Section 8.6.

                  (a) Amount of Loans. No loan will be granted to a Participant to the extent it would cause the aggregate balance of all loans a Participant has outstanding under the Plan (or under any other plan maintained by the Employer or a Related Employer) to exceed the lesser of:

                           (i) Fifty Thousand Dollars ($50,000), reduced by the excess of (A) the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Plan on the date on which such loan was made; or

                           (ii) Fifty percent (50%) of the Participant's Vested Accrued Benefit.

The minimum amount of any loan is Five Hundred Dollars ($500). Only two (2) loans to a Participant may be outstanding at any time.

                  (b) Vested Accrued Benefit. The Participant's Vested Accrued Benefit shall be determined as of the latest Valuation Date preceding the date the loan application is submitted for which information is then available. Any amount required to fund a loan shall be drawn from the Investment Funds in which the Participant's Account is invested, in proportion to the amounts of the Participant's Account invested therein.

                  (c) Terms of Loans. All loans will be on such terms and conditions as the Committee may determine, and must satisfy the following requirements:

                           (i) Adequate Security. All loans will be made under a promissory note secured by fifty percent (50%) of the Participant's Vested Accrued Benefit at the time such loan was made and such other security deemed necessary by the Committee to adequately secure the loan.

                           (ii) Substantially Level Payment. All loans will be subject to a substantially level payment schedule, as determined by the Committee, with payments to be made at least quarterly and whenever possible to be made through semi-monthly payroll deductions. If a

         Participant is granted an approved unpaid Leave of Absence, his loan payments may be suspended during the period of such Leave of Absence; provided, however, that such loan payments must recommence by the end of the one (1) year period following the date the Participant's Leave of Absence began.

                           (iii) Reasonable Rate of Interest. All loans will bear interest at a fixed rate equal to the prime interest rate as published in the Wall Street Journal as being representative of the base rate on corporate loans at large United States money center commercial banks on the first day of the month immediately preceding the date on which the loan is approved plus one percent (1%), unless such rate would not be "reasonable" as defined by Act section 408(b)(3), in which case a "reasonable" rate of interest will be used.

                           (iv) Repayment in Full. All loans will provide for repayment in full within a reasonable period of time and may be repaid, but only in full, at any time. Such period of time shall not exceed five (5) years after the date the loan is made, unless the loan is used to acquire, construct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used as a principal residence of the Participant in which case such period of time shall not exceed fifteen (15) years after the date the loan is made.

                  (d) Default. If the Participant fails to make a required payment on a loan for ninety (90) days, such loan will be in default. Upon such default, the Committee shall take such actions as it deems necessary or appropriate to cause the Plan to realize on its security for the loan. Those actions may include, without limitation, a demand for payment in full, and foreclosure against a Participant's Vested Accrued Benefit. There will be no foreclosure against a Participant's Vested Accrued Benefit prior to the date the Participant becomes entitled to a distribution his or her Vested Accrued Benefit under the Plan. All loans will become due and payable upon the termination of a Participant's Service. If a Participant with an outstanding loan terminates Service and becomes entitled to a distribution of his Vested Accrued from the Plan, then the outstanding balance of the unpaid loan plus any accrued interest thereon will be deducted from the amount of otherwise distributable benefits and the Participant's promissory note shall be distributed to the Participant. Any income or loss attributable to a loan will be for the Account of the Participant alone.

                  (e) Fees. The Committee may establish and charge the Accounts of Participants borrowing from the Plan loan setup and annual maintenance fees, not to exceed One Hundred Dollars ($100) per annum.

         8.7 Payment in the Event of Legal Disability. Payments to any Participant or Beneficiary shall be made to the recipient entitled thereto in person or upon his or her personal receipt, in form satisfactory to the Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of his or her own interest and advantage. The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

                  (a)      To such person directly;

                  (b) To the court appointed guardian of his person or his estate; or

                  (c) To a custodian appointed for such person under any applicable Uniform Gifts to Minors Act.

         The decision of the Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

         8.8 Accounts Charged. The Committee shall charge all distributions made to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

         8.9 Payments Only from Trust Fund. All benefits of the Plan shall be payable solely from the Trust Fund and neither the Employer, Committee, nor Trustee shall have any liability or responsibility therefor except as expressly provided herein.

         8.10 Unclaimed Account Procedure. Neither the Trustee nor the Committee shall be obligated to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this
Section 8.10. If the Participant fails to claim his benefits or make his whereabouts known in writing to the Committee within a reasonable period of time and the Committee does not know the whereabouts of the Participant or his beneficiary, the Committee shall then notify the Social Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Committee shall request the Social Security
Administration  to notify  the  Participant  (or  Beneficiary)  pursuant  to the procedures it has established for this purpose. If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee within seven (7) calendar years after the date of notification the benefits under the Plan of the Participant or Beneficiary will be disposed of as follows:

                  (a) If the whereabouts of the Participant are unknown but the whereabouts of the Participant's Beneficiary are then known to the Committee, distribution will be made to the Beneficiary.

                  (b) If the whereabouts of the Participant and his Beneficiary are then unknown to the Committee, but the whereabouts of one or more relatives by adoption, blood, or marriage of the Participant are known to the Committee, the Committee shall direct the Trustee to distribute the Participant's benefits to any one or more of such relatives and in such proportions as the Committee determines.

         While payment is pending the Committee may direct the Trustee to hold the Participant's benefits in a segregated account invested in U.S. Government obligations, Certificates of Deposit, or other obligations providing a stated rate of return. The segregated account shall be entitled to all income it earns and shall bear all expense or loss it incurs. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

         8.11 Qualified Domestic Relations Orders. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall direct the Trustee to segregate in a separate account or in an escrow account the amount that would have been payable to the Alternate Payee during such period if the Domestic Relations Order is determined to be a Qualified Domestic Relations Order. If within eighteen (18) months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) or the balance held in the escrow account, as applicable to the person or persons entitled thereto. If within eighteen (18) months it is determined that the order is not a Qualified Domestic Relations Order or the issue as to whether such Domestic Relations Order is not resolved, the Committee shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) or the balance of the escrow account, as applicable, to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen
(18) month period shall be applied prospectively only. The Committee shall establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order and to administer distributions under Qualified Domestic Relations Orders. When the Plan receives a Domestic Relations Order the Committee shall promptly notify the appropriate Participant and any other Alternate Payee of the receipt of such order and the Committee's procedures for determining whether such order is a Qualified Domestic Relations Order within a reasonable period after receipt of such order, and shall within a reasonable time after such determination notify the Participant and each Alternate Payee of such determination.

-----------------------------
End of Article VIII

                                   ARTICLE IX
                            TOP HEAVY PLAN PROVISIONS
                            -------------------------

         9.1 Top Heavy Rules Applied. If during any Plan Year the Plan is a Top Heavy Plan, the provisions of this Article IX shall apply.

         9.2 Additional Definitions. For purposes of this Article IX, the following definitions shall apply unless the context requires otherwise:

                  (a) "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of the first Plan Year.

                  (b) "Key Employee" shall mean any Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan Years, is or was:

                           (i) An officer of the Company or a Related Employer whose to "annual compensation" from the Company or a Related Employer exceeds fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) (as adjusted pursuant to regulations or rulings issued by the Secretary of the Treasury) for the Plan Year;

                           (ii) One of the ten (10) Employees of the Company or a Related Employer having "annual compensation" of more than the limitation in effect under Code section 415(c)(1)(A) (as adjusted pursuant to regulations or rulings issued by the Secretary of the Treasury) for the Plan Year and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Company or a Related Employer;

                           (iii) A five percent (5%) owner of the Company or a Related Employer; or

                           (iv) A one percent (1%) owner of the Company or a Related Employer having "annual compensation" from the Company or a Related Employer of more than One Hundred Fifty Thousand Dollars ($150,000).

         In addition, the term "Key Employee" shall include the Beneficiary of any Employee or Former Employee defined in this Subsection 9.2(b) as being a Key Employee. For purposes of this Subsection 9.2(b), the term "annual compensation" shall have the meaning given such term under Code section 414(q)(7).

         For the purposes of determining which Employees or former Employees, if any, are or were officers of the Employer, no more than fifty (50) Employees, or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees of the Employer, shall be treated as officers. A "five percent (5%) owner" shall mean any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer. A "one percent (1%) owner" shall mean any person who owns (or is considered as owning within the meaning of Code section 318) more than one percent (1%) of the total combined voting power of all stock of the corporation. For purposes of applying the attribution rules of Code section 318, Code section 318(a)(2) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)" each time that term appears in said section.

                  (c) "Permissive Aggregation Group" shall mean a plan or a group of plans required to be aggregated in the Required Aggregation Group and any other plan or plans of the Employer if the group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such additional plan being taken into account.

                  (d) "Plan." The term "plan" as used in this Section 9.2 shall mean a plan that satisfies the requirements of Code section 401(a).

                  (e) "Required Aggregation Group" shall mean a group of plans consisting of each plan of the Employer in which a Key Employee is a participant and any other plan of the Employer that enables any of such plans to meet the requirements of Code section 401(a)(4) or 410.

                  (f) "Top Heavy Plan" shall mean, with respect to any Plan Year, any plan in a Required Aggregation Group and/or a Permissive Aggregation Group, if applicable, if, as of the Determination Date, both the Required Aggregation Group and the Permissive Aggregation Group are a "Top Heavy Group."

         A "Top Heavy Group" is any aggregation group if the sum (as of the Determination Date) of:

                           (i) The present value of the cumulative accrued benefits for Key Employees under all defined benefit plans (within the meaning of Code section 414(j)) included in such group; and

                           (ii) The aggregate of the accounts of Key Employees under all defined contribution plans (within the meaning of Code section 414(i)) included in such group exceeds sixty percent (60%) of a similar sum determined for all Employees.

         For the purpose of determining the present value of the cumulative accrued benefit of any Employee or the amount of the account of any Employee, the present value or amount shall be increased by the aggregate distributions made with respect to such Employee under the plan during the five (5) year period ending on the Determination Date. The cumulative accrued benefit of any Employee or the balance of the accounts of any Employee who has not performed any services for the Employer in the five (5) year period ending on the Determination Date shall not be taken into account for purposes of determining the top heavy status of the Plan.

         Except to the extent provided in regulations of the Secretary of the Treasury, any Rollover Contribution to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any aggregation group which includes such plan is a Top Heavy Group). If any individual is not a Key Employee with respect to a plan in the aggregation group for any Plan Year, but such individual was a Key Employee with respect to a plan in the aggregation group for any prior Plan Year, any accrued benefit for such Employee and the account of such Employee shall not be taken into consideration in making a determination of the top heavy status of the Plan. Each plan in a Top Heavy Group shall be deemed a Top Heavy Plan.

                  (g) "Super Top Heavy Plan" shall mean a Top Heavy Plan if the plan would be a Top Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Subsection 9.2(f) above.

         9.3 Additional Limitation - Defined Benefit Plan. If during a Plan Year this Plan is a Top Heavy Plan and a Participant also participates in one or more defined benefit plans (within the meaning of Code section 414(j)) maintained by the Employer or a Related Employer, the maximum amount otherwise allocable to his or her Accounts under Section 6.11 shall be reduced to the extent necessary to ensure that the sum of the Defined Benefit Fraction (within the meaning of Subsection 6.11(c)) for the Limitation Year plus the Defined Contribution Fraction (within the meaning of 6.1l(c)) for the Limitation Year does not exceed one (1.0). For this purpose the Defined Benefit Fraction shall have a denominator that shall be an amount equal to the lesser of:

                           (i) The product of one (1.0) multiplied by the dollar limitation in effect for such year under Code section 415(b)(1)(A); or

                           (ii)  The  product  of  one  and  four-tenths   (1.4)
         multiplied by the amount that may be taken into account for such year under Code section 415(b)(1)(B) with respect to such Participant.

The Defined Contribution Fraction shall have a denominator that shall be the sum of the lesser of the following amounts determined for each defined contribution plan maintained by the Employer or a Related Employer as of the close of the Limitation Year and in which the Participant has an account for the Limitation Year and for each prior Year of Service with the Employer:

                           (i) The product of one (1.0) multiplied by the dollar limitation in effect for such year under Code section 415(c)(1)(A) (determined without regard to Code section 415(c)(6)); or

                           (ii) The product of one and four-tenths (1.4) multiplied by the amount that may be taken into account under Code section 415(c)(1)(B) with respect to such individual under such defined contribution plans for the Limitation Year.

         9.4 Minimum Benefit. During any Plan Year in which this Plan is a Top Heavy Plan, notwithstanding the provisions of Section 6.5, the Employer shall make an aggregate contribution to this Plan and any Related Plan for the benefit of each Participant who is an Employee and is not a Key Employee and who was in the Service of the Employer on the last day of the Plan Year in an amount which when allocated to the Employer Matching Contribution Account of each Participant who is not a Key Employee and expressed as a percentage of each such Participant's Compensation, is equal to or exceeds the lesser of:

                  (a) Three percent (3%) of such non-Key Employee Participant's Compensation; or

                  (b) A percentage of such non-Key Employee Participant's Compensation equal to the percentage at which contributions (including Employer Salary Reduction and Matching Contributions are made under the Plan for such year for the Key Employee for whom such percentage is the highest.

         The amount to be allocated to non-Key Employee Participants pursuant to this Section 9.4 shall be in addition to any Employer Salary Reduction or Matching Contributions allocated such Participants.

--------------------------
End of Article IX

                                    ARTICLE X
                       EMPLOYER ADMINISTRATIVE PROVISIONS
                       ----------------------------------

         10.1 Information. The Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee and Trustee to perform their respective duties and functions under the Plan. The Employer's records as to the current information the Employer furnishes to the Committee and Trustee shall be conclusive as to all persons.

         10.2 No Liability. Subject to Article XIII hereof, the Employer assumes no obligation or responsibility to any of the Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Committee or the Trustee.

         10.3 Indemnity. The Employer indemnifies and saves harmless the Board of Directors, individual Trustee(s), and the members of the Committee, aud each of them, from and against any and all loss resulting from liability to which the Board of Directors, individual Trustee(s), and the Committee, or the members of the Board of Directors and Committee, may be subjected by reason of any act or conduct (except willful or reckless misconduct) in their official capacities in the administration of this Plan, the Trust or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 10.5 shall not relieve the Board of Directors, individual Trustee(s), or any members of the Committee from any liability they may have under the Act for breach of a fiduciary duty.

-------------------------
End of Article X

                                   ARTICLE XI
                              COMMITTEE PROVISIONS
                              --------------------

         11.1 Appointment of Committee. The Company shall appoint a committee to administer the Plan and otherwise carrying the duties assigned the Committee under the Plan and the Trust Agreement, the members of which may or may not be Participants in the Plan. The Committee shall consist of no less than three (3) members.

         11.2 Term. Each member of the Committee shall serve until his or her successor is appointed. Any member of the Committee may be removed by the Board of Directors, with or without cause, which shall have the power to fill any vacancy which may occur. An Committee member may resign upon written notice to the Company.

         11.3 Compensation. The members of the Committee shall serve without compensation for services as such, but each shall be entitled reimbursement for any reasonable expenses incurred in carrying out his responsibilities as a member of the Committee, including the expenses for any bond required under Act section 412. Such reimbursements shall be paid by the Trustee from the Trust Fund, unless the Company elects that the Employers paid the same.

         11.4 Powers of Committee. Subject to Article XIII hereof, the Committee shall have the following powers and duties:

                  (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

                  (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

                  (c) To determine, in its sole and absolute discretion, all questions with regard to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit, and the Vested Accrued Benefit of each Participant;

                  (d) To enforce the terms of the Plan and the rules and regu-lations it adopts;

                  (e) To direct the Trustee as to the investment of Participant's Accounts; provided, however, that to the extent such investments are directed by the Participant, this authority will be limited to transmitting Participant investment directions to the Trustee;

                  (f)  To  direct  the  Trustee   regarding  the  crediting  and
distribution of the Trust Fund and all other matters within its discretion as provided in the Trust Agreement;

                  (g) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

                  (h) To furnish the Employer with information which the Employer may require for tax or other purposes;

                  (i) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

                  (j) To prescribe procedures to be followed by distributees in obtaining benefits;

                  (k) To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

                  (l) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

                  (m) To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan;

                  (n) To select a secretary, who need not be a member of the Committee;

                  (o) To designate the Investment Funds under the Plan, except the PageNet Stock Fund;

                  (p) To appoint an Investment Manager as provided in Subsection 13.3(c);

                  (q) To remove the Trustee and to appoint any additional or successor Trustee, and to establish and communicate to the Trustee a funding policy for the Plan; and

                  (r) To interpret and construe the Plan, supply any omissions in the Plan, reconcile and correct any errors or inconsistencies in the Plan, and make any equitable adjustments for any mistakes or errors made in the administration of the Plan.

         11.5 Manner of Action. The decision of a majority of the members of the Committee appointed and qualified shall control. In case of a vacancy in the membership of the Committee, the remaining members of the Committee may exercise any and all of the powers, authorities, duties, and discretions conferred upon the Committee pending the filling of the vacancy. The Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Committee shall maintain adequate records of its decisions.

         11.6 Authorized Representative. The Committee may authorize any one of its members, or its secretaries, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. The Committee must evidence this authority by an instrument signed by all its respective members and filed with the Trustee.

         11.7 Nondiscrimination. The Committee shall administer the Plan in a uniform, nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries.

         11.8  Interested  Member.  No member  of the  Committee  may  decide or determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless there is only one person acting alone in such capacity.

         11.9 Individual Statement. As soon as practicable after the last Valuation Date of each Plan Year but within the time prescribed by the Act and the regulations under the Act, the Committee will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information that the Act requires to be furnished to the Participant or Beneficiary. No Participant except a member of the Committee, shall have the right to inspect the records reflecting the Account of any other Participant.

         11.10 Books and Records. The Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms, and methods of accounting shall be the responsibility of the Committee.

-------------------------
End of Article XI

                                   ARTICLE XII
                      PARTICIPANT ADMINISTRATIVE PROVISIONS
                      -------------------------------------

         12.1 Beneficiary Designation. Each Participant may from time to time designate, in writing, a Beneficiary to whom the Trustee shall pay his Vested Accrued Benefit in the Trust Fund in the event of his death. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, it effectively shall revoke all designations filed prior to that date by the same Participant. As a condition to any married Participant designating a Beneficiary other than his spouse, the Committee shall require the spouse's consent as provided in Subsection 2.(j).

         12.2 No Beneficiary Designation. If a Participant fails to name a Beneficiary in accordance with Section 12.1, or if the Beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's interest in the Trust Fund, then the Trustee shall pay the Participant's Vested Accrued Benefit in the following manner to the first of the following (who are listed in order of priority) who survive the Participant by at least thirty (30) days:

                  (a)      In a lump sum to the Participating surviving spouse;

                  (b) Equally among the then living children of the Parti-cipant by birth or adoption;

                  (c) Among the Participant's then living lineal descend-ants, by right of representation; or

                  (d)      In a lump sum to the Participant's estate.

The Committee, in its sole discretion, shall direct the Trustee as to whom the Trustee shall make payment under this Section 12.2.

         12.3 Personal Data to Committee. Each Participant and Beneficiary must furnish to the Committee evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true, and complete evidence, data, and information when requested by the Committee; provided the Committee shall advise each Participant of the effect of his failure to comply with its request.

         12.4 Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant or Beneficiary, at the last address filed with the Committee, or if no such address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or Beneficiary on the date that such distribution or communication is deposited in the United States mail, postage prepaid.

         12.5     Assignment or Alienation.

                  (a) In General. No Participant or Beneficiary, and no creditor of a Participant or Beneficiary, shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon the Trust Fund or upon his interest therein, except as provided in Section 8.6 (regarding loans to Participants) or this Section 12.5. Except as provided in Section 8.7 regarding payments in the event of a legal disability, all payments to be made to Participants or Beneficiaries shall be made only upon their personal receipt or endorsement, and no interest in the Trust Fund shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and Beneficiaries, except as provided in this Section 12.5.

                  (b) Permissible Arrangements. Notwithstanding the foregoing, a Participant or Beneficiary may assign to the Employer payments of benefits under this Plan for the purpose of payment of debts owed the Employer, provided that any such assignment shall be voluntary and revocable, shall not exceed ten percent (10%) of any benefit payment, and shall be solely for the purpose of paying debts of the Participant to the Employer. In addition, this Section 12.5 shall not preclude the following types of arrangements:

                           (i) Arrangements for the withholding of taxes from benefit payments;

                           (ii) Arrangements for the recovery of benefit over-payments;

                           (iii) Arrangements for the transfer of benefit rights to another plan;

                           (iv) Arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation); or

                           (v) Arrangements directing payment of all or any part of each benefit payment to a third party (including the Employer) provided that the arrangement may be revoked at any time by the Participant or Beneficiary, and the third party acknowledges in writing to the Committee within ninety (90) days of the date the arrangement is entered into that it does not have an enforceable right to all or any part of any benefit payment (other than to amounts already received pursuant to the arrangement).

Lastly, the creation, assignment or recognition of a right to all or a portion of a Participant's benefits under the Plan pursuant to a Qualified Domestic Relations Order pursuant to Section 8.11 shall not constitute a violation of this Section 12.5.

         12.6 Litigation Against the Trust. If any legal action filed against the Trustee, Board of Directors, or the Committee, or against any member or members of the Committee or Board of Directors, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Board of Directors, Committee, and any member or members of the Committee or Board of Directors, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges.

         12.7 Information Available. Any Participant in the Plan or any Beneficiary may examine copies of the summary plan description, latest annual report, any bargaining agreement, this Plan document, the Trust Agreement, contract, or any other instrument under which the Plan was established or is operated. The Committee will maintain all of the items listed in this Section
12.7 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under the Act, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Committee shall furnish him with a copy of any item listed in this Section 12.7. The Committee may make a reasonable charge to the requesting person for the copy so furnished.

         12.8 Beneficiary's Right to Information. A Beneficiary's right to (and the Committee's or the Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

         12.9 Claims Procedure. Prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby. Notwithstanding the immediately preceding sentence, the Committee may direct the Trustee to commence payment of a Participant's or Beneficiary's benefits hereunder without requiring the filing of a claim therefor if the Committee has knowledge of such Participant's or Beneficiary's whereabouts and the Participant's or Beneficiary's consent to distribution is not otherwise required by the Plan.

         12.10 Appeal Procedure for Denial of Benefits. The Committee shall provide adequate notice in writing to any Claimant whose claim for benefits under the Plan the Committee has denied. Such notice must be sent within ninety
(90) days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed ninety (90) days and no extension shall be allowed unless, within the initial ninety (90) day period, the Claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its final decision. The Committee's notice of denial to the Claimant shall set forth:

                  (a) The specific reason or reasons for the denial;

                  (b) Specific references to pertinent Plan provisions on which the Committee based its denial;

                  (c) A description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed;

                  (d) A statement that the Claimant may:

                           (i) Request a review upon written application to the Committee;

                           (ii)     Review pertinent Plan documents; and

                           (iii)    Submit issues and comments in writing; and

                  (e) A statement that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within sixty (60) days after receipt of the Committee's notice of denial of benefits.

         The Committee's notice must further advise the Claimant that his or her failure to appeal the action to the Committee in writing within the sixty (60) day period will render the Committee's determination final, binding, and conclusive. The Committee's notice of denial of benefits shall identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his or her appeal.

         If the Claimant should appeal to the Committee, he or his or her duly authorized representative, may submit, in writing, whatever issues and comments he or his duly authorized representative, feels are pertinent. The Committee shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within sixty
(60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

         12.11 Place of Payment and Proof of Continued Eligibility. As required by Section 12.4, each Participant and Beneficiary of a deceased Participant shall file with the Committee from time to time in writing his post office address and each change of post office address. Any check representing payment hereunder and any communication addressed to a Participant or Beneficiary at his last address filed with the Committee, or if no such address has been filed, then at his last address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail, postage prepaid. If the Committee, for any reason, is in doubt as to whether payments under the Plan are being received by the person entitled thereto, it shall, by certified or registered mail addressed to the person concerned, at his address last known to the Committee, notify such person that all unmailed and future Plan benefit payments shall be withheld until he provides the Committee with evidence of his entitlement to such benefit and his proper mailing address.

         12.12 No Rights Implied. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, shall give any Employee, Participant, or any Beneficiary any right to continue employment, any legal or equitable right against the Employer or any officer, director, or Employee of the Employer, or against the Trustee, or its agents or employees, except as expressly provided by the Plan, the Trust Agreement or the Act.

         12.13 Participant Direction of Investment. Each Participant shall direct the Committee to invest the amounts allocated to his Accounts entirely in any one of the Investment Funds, or in any combination Of Investment Funds. Once amounts have been invested in a given Investment Fund, the amounts so invested shall remain invested in such Investment Fund until the Participant gives subsequent directions to invest all or a portion of the Participant's Account's attributable to investment in such Investment Fund in another Investment Fund, in which event the Participant may elect to withdraw, partially or wholly, from one Investment Fund and reinvest in another Investment Fund in any increments whatsoever. The Participant may also give separate directions regarding the allocation between Investment Funds of contributions that will be allocated to his Accounts subsequent to the effective date of given investment directions; provided that such contributions must be allocated to the Investment Funds in increments of one percent (1%), but the directions regarding investment of increments of such contributions need not be identical to those regarding the investment of amounts to the credit of the Participant as of the effective date of the investment directions.

         The Committee shall apply the Participant's investment directions uniformly, or as uniformly as is administratively feasible to all the Participant's Accounts, and a Participant shall not be entitled to give separate investment directions with regard to any one of his Accounts (unless at the time the directions become effective the Participant has only one Account under the
Plan). If a Participant fails to give the Committee investment directions regarding the investment of his Accounts in the Investment Funds, the Committee shall invest the Participant's Accounts until such time as the Participant supplies investment directions and such directions become effective as provided in this Section 12.13. A Participant's directions to the Committee regarding the investment of his Accounts among the Investment Funds shall be made in the form specified by the Committee, and shall be subject to such limitations, including minimum notice periods, as the Committee in its sole discretion deems to be administratively necessary or advisable. The Committee may also adopt uniform rules for complying with investment directions that would result in the allocation of fractional cents between a Participant's Accounts or between the parts of a Participant's Accounts invested in the Investment Funds so as to eliminate such fractional cents.

         Notwithstanding the foregoing provisions, the Committee shall not be required to transfer amounts between Investment Funds if to do so it would be necessary to liquidate existing Trust investments and if the Committee, in its sole and absolute discretion, determines that the liquidation of Trust investments would not be in the best interest of all Plan Participants. Further, the Committee may decline to implement any investment directions, or changes in investment directions, to the extent such directions, if implemented:

                  (a) Would not be in accordance with the terms of the Plan to the extent such terms are consistent with the provisions of Title I of the Act;

                  (b) Would cause the Committee to maintain the indicia of ownership of any Plan assets outside the jurisdiction of the district courts of the United States, other than as permitted by Act section 404(b) and section 2550.404(b)-l of the Department of Labor Regulations;

                  (c) Would jeopardize the Plan's tax qualified status under the Code;

                  (d) Could result in a loss in excess of the balance of the Participant's Accounts; or

                  (e) Would result in a prohibited transaction under Act Section 406 or Code section 4975.

         12.14 Exercise of Voting Rights. Effective January 1, 1994, each Participant shall be entitled to direct the voting of all whole and fractional shares of Company stock allocated to his Accounts (or represented by units allocated to such Accounts) as of the last Valuation Date coinciding with or preceding the applicable record date. The Committee shall conclusively determine the number of the shares of Company stock that are subject to each Participant's voting instructions and shall advise the Trustee accordingly.

         Before any annual or special meeting of the shareholders of the Company at which matters are to be voted on by shareholders, with respect to shares of Company stock credited to a Participant's Accounts, the Committee shall cause to be delivered to each Participant the proxy statement and any related materials prepared for holders of Company stock, a request for written voting instructions, and the voting instructions for-in prescribed by the Board of Directors for this purpose. Voting of such shares shall be made by Participant direction to the Trustee, in which event the Trustee shall vote such shares in accordance with the Participant directions if such directions are "proper" as that term is used in Act section 403(a)(1) and are not contrary to the provisions of the Act. Each Participant who wishes to exercise his voting right must complete and return such form to the Trustee before the date prescribed by the Board of Directors. Once received by the Trustee, a Participant's voting instructions may be revoked, subject to such conditions as the Trustee may impose.

         The Trustee also shall determine the ratio of affirmative votes, negative votes and abstentions with respect to each matter for which it has received timely voting instructions from Participants. The Trustee shall then vote on such matters all shares of Company stock allocated to Participants' Accounts with respect to which it has not received timely voting instructions in accordance with the ratios so determined. If the Trustee determines that voting such shares in accordance with such ratios would violate its fiduciary responsibilities under the Act, it shall vote such shares of Company stock in accordance with such fiduciary requirements. The Trustee shall aggregate any fractional shares and, after rounding down to the next lower integer if the total is not a whole number, shall vote an equivalent number of whole shares of Company stock.

         For purposes of this Section 12.14, each Participant shall be a "Named Fiduciary" as defined under Act section 402(a) with respect to the shares of Company stock allocated to his Accounts.

                                  ARTICLE XIII
                               FIDUCIARIES DUTIES
                               ------------------

         13.1 Fiduciaries. The "Fiduciaries" of the Plan shall be the following:

                  (a) The Company;

                  (b) The Committee;

                  (c) The Trustee; and

                  (d) Such other person or persons that are designated to carry out fiduciary responsibilities under the Plan in accordance with Section 13.3 hereof.

         Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and in capacities other than as a fiduciary. A Fiduciary may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan.

         13.2 Allocation of Responsibilities. The powers and responsibilities of the Fiduciaries, as Fiduciaries, are hereby allocated as indicated below:

                  (a) Company. The Company shall have the authority to appoint and remove the members of the Committee, and such other fiduciary responsibilities and authorities as may be assigned it under the Trust Agreement. Any such authority shall be exercised by resolution of the Employer's Board of Directors or other governing body.

                  (b) Committee. The Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and the Trust Agreement, except with respect to duties and responsibilities specifically allocated to other Fiduciaries. The Committee shall have the authority to issue written directions to the Trustee to the extent provided in this Plan document and the Trust Agreement. The Trustee shall follow the Committee's directions unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement.

                  (c) Trustee. The Trustee shall have the responsibility and authority to control the investment of the Trust Fund in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other Fiduciaries.

                  (d) Allocations. Powers and responsibilities may be allocated to other Fiduciaries in accordance with Section 13.3 hereof, or as otherwise provided herein or in the Trust Agreement.

         This Article XIII is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the fiduciary functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided by a specified provision of the Plan or the Trust Agreement.

         13.3 Procedures for Delegation and Allocation of Responsibilities. Fiduciary responsibilities may be allocated as follows:

                  (a) The Committee may specifically allocate responsibilities to a specified member or members of the committee.

                  (b) The Committee may designate a person or persons other than a Fiduciary to carry out fiduciary responsibilities under the Plan; however, this authority shall not cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed Fiduciaries of the Plan.

                  (c) The Committee may appoint an Investment Manager or managers to manage (including the power to acquire and dispose of) the assets of the Plan (or any portion thereof).

                  (d) If at any time there is more than one person serving as Trustee under the Trust Agreement, the Committee may allocate specific responsibilities, obligations, or duties among them in such manner as it shall deem appropriate.

         Any allocation of responsibilities pursuant to this Section 13.3 shall be made in writing specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

         13.4 General Fiduciary Standards. Subject to Section 13.5 hereof, to the extent the same consistent fiduciaries responsibilities under the Act, a Fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries and

                  (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

                  (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                  (d) In accordance with the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of Title I of the Act.

         13.5     Liability Among Co-Fiduciaries.

                  (a) General. Except for any liability which he may have under the Act, a Fiduciary shall not be liable for the breach of a fiduciary duty or responsibility by another Fiduciary of the Plan except in the following circumstances:

                           (i)  He  participates   knowingly  in,  or  knowingly
         undertakes to conceal, an act or omission, or such other Fiduciary, knowing such act or omission is a breach;

                           (ii) By his failure to comply with the general fiduciary standards set out in Section 13.4 in the administration of his specific responsibilities which give rise to his status as a Fiduciary, he has enabled such other Fiduciary to commit a breach; or

                           (iii) He has knowledge of a breach by such other Fiduciary and he does not undertake reasonable efforts under the circumstances to remedy the breach.

                  (b) Co-Trustees. In the event that there is more than one person serving as Trustee under the Trust Agreement, each should use reasonable care to prevent a co-Trustee from committing a breach of fiduciary duty and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section 13.5, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

                  (c) Liability Where Allocation is in Effect. To the extent that the fiduciary responsibilities are specifically allocated by a Fiduciary, or pursuant to the express terms hereof, to any person or persons, then such Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility except to the extent that (i) the Fiduciary violated
Section 13.4 hereof (A) with respect to such allocation or designation, (B) with respect to the establishment or implementation of the procedure for making such an allocation or designation, or (C) in continuing the allocation or designation; or (ii) the Fiduciary would otherwise be liable in accordance with this Section 13.5.

                  (d) Liability of Trustee Following Committee Directions. No Trustee shall be liable for following instructions of the Committee given pursuant to Subsection 13.2(b) hereof.

                  (e) No Responsibility for Employer, Participant or Eligible Action. Neither the Trustee nor the Committee shall have any obligation or responsibility with respect to (i) any action required by the Plan to be taken by the Employer, any Participant or any Eligible Employee; or (ii) the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Further, neither the Trustee nor the Committee shall be required to collect any contribution required under the Plan or determine the correctness of the amount of any contribution.

                  (f) No Duty to Inquire. Neither the Trustee nor the Committee shall have any obligation to inquire into or be responsible for any action or failure to act on the part of the others.

                  (g) Liability of Trustee and Committee Where Investment Manager Appointed. If an Investment Manager has been appointed pursuant to Subsection 13.3(c), the Trustee and the Committee shall not be liable for the acts or omissions of such Investment Manager or be under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of such Investment Manager.

                  (h) Successor Fiduciary. No Fiduciary shall be liable with respect to any breach of fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.

----------------------------
End of Article XIII

                                   ARTICLE XIV
                   DISCONTINUANCE, AMENDMENT, AND TERMINATION
                   ------------------------------------------

         14.1 Discontinuance. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan.

         14.2 Amendment. The Plan Administrator shall have the right at any time to amend the Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) the Plan and the Trust under the provisions of Code section 401(a) and to amend the Plan in any other manner, subject to the following limitations:

                  (a) No amendment shall authorize or permit any portion of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

                  (b) No amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer.

                  (c) No amendment shall increase the duties or responsibilities of the Trustee without the written consent of the affected Trustee, or alter the authority of the Company without the consent of the Board of Directors.

                  (d) No amendment shall amend the vesting schedule if as a result the vested percentage of any Participant's Accrued Benefit derived from Employer Contributions (determined as of the later of the date the Committee adopts the amendment, or the date the amendment becomes effective) would be reduced to a percentage less than the vested percentage computed under the Plan without regard to the amendment. In addition, in the event the vesting schedule of this Plan is amended consistent with the preceding, any Participant who has completed at least three (3) Years of Service may elect to have his Vested Accrued Benefit computed under the Plan without regard to such amendment by notifying the Committee in writing during the election period hereinafter described. The election period shall begin on the date such amendment is adopted and shall end no earlier than sixty (60) days after the latest of:

                           (i)   The day such amendment is adopted;

                           (ii)  The day such amendment becomes effective; or

                           (iii) The day the Participant is given written notice of such amendment by the Committee.

Any election made pursuant to this Section 14.2 shall be irrevocable. The Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the

Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.

                  (e) No amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit with respect to benefits attributable to Service before the amendment, and neither any current provision of the Plan nor any amendment to the Plan shall restrict the availability of an alternative form of benefit to a certain select group or classification of Participants or Beneficiaries which favor Highly Compensated Employees, or restrict or deny a Participant through the withholding of consent or the exercise of discretion by some person or persons other than the Participant (and, where relevant, his or her spouse) of an alternative form of benefit. For purposes of this Section 14.9, Plan provisions will be considered to favor Highly Compensated Employees if the group of Employees to whom the benefit is available does not satisfy the requirements of Code section 401(a)(4) and Code section 410(b). For purposes of this Subsection 14.2(e), an alternative form of benefit encompasses the different forms of benefit payment available under the Plan which provide that (a) a Participant's benefits under the Plan may be paid in more than one form, or (b) payment of a particular form of benefit may commence at some time earlier or later than the normal date for the commencement of such benefit.

The Committee shall make all amendments in writing. Each amendment shall state the date on which it is either retroactively or prospectively effective.

         14.3 Termination. The Company shall have the right to terminate the Plan in its entirety at any time. The Plan shall terminate in its entirety upon the first to occur of the following:

                  (a) The date on which the Plan is terminated by action of the Board of Directors;

                  (b) The date on which the Company is judicially declared bankrupt or insolvent; or

                  (c) The date of the dissolution, merger, consolidation, or reorganization of the Company or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall be substituted as the Company under this Plan.

         14.4 Procedure on Termination. In the event of termination of the Plan or permanent discontinuance of Employer Contributions, the Company shall, in its sole discretion, authorize any one of the following procedures:

                  (a) Continue Plan. To continue the Plan in operation in all respects until the Trustee has distributed all benefits under the Plan, except that no further persons shall become Participants, no further Employer Contributions shall be made, all Accounts shall be fully vested, and no further payments shall be made except in distribution of the Trust Fund and payment of administration expenses; or

                  (b) Liquidate Plan. Subject to Section 8.3 (unless neither the Company nor any Related Employer maintains another defined contribution plan intended to qualify under Code section 401(a), other than an employee stock ownership plan) and Section 14.8, wind up and liquidate the Plan and the Trust and distribute the assets thereof after deduction of all expenses to the Participants and Beneficiaries in accordance with their respective Accounts as then constituted. If the Company makes no election before termination, then this subsection (b) will govern distribution of the Trust Fund.

         14.5 Merger. Without the consent of any other person, the Company may cause the Plan to merge or consolidate with, or transfer assets or liabilities to, another plan intended to qualify under Code section 401(a), but the Plan shall not be a party to any such merger, consolidation or transfer unless immediately after the merger, consolidation, or transfer the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation, or transfer.

         14.6 Notice of Change in Terms. The Committee, within the time prescribed by the Act and applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and an other information required by the Act to be furnished without charge.

         14.7 Reversion of Suspense Account. Notwithstanding any provision contained herein to the contrary, the Employer reserves the right to recover upon the termination of the Plan and Trust Fund any amounts held in a Suspense Account that cannot be allocated to the Accounts of Participants and their Beneficiaries in the year of termination because of the limitations contained in
Section 6.11 of the Plan and Code section 415.

         14.8 Restrictions on Distribution of Employer Salary Reduction Contribution Accounts. Notwithstanding anything to the contrary in Section 14.5, a Participant's Employer Salary Reduction Contribution Account shall not be distributed before the first to occur of the following events:

                  (a)      The Participant's retirement;

                  (b)      The Participant's death;

                  (c)      The Participant's Disability;

                  (d)      The Participant's termination of employment;

                  (e)      The Participant's hardship;

                  (f) The Participant's attainment of age fifty-nine and one-half (59 1/2);

                  (g) The termination of the Plan, provided that neither the Company nor a Related Employer maintains a successor plan;

                  (h) The date of the sale to a corporation that is not a Related Employer of substantially all of the assets (within the meaning of Code section 409(d)(2)) used by the Employer in the trade or business in which the Participant is employed, provided that the Participant continues employment with the transferee corporation and the Employer continues to maintain the Plan; or

                  (i) The date of the sale to a corporation that is not a Related Employer of the Employer's interest in a subsidiary in which the Participant is employed, provided that the Participant continues employment with the subsidiary and the Employer continues to maintain the Plan.

         A distribution may be made under paragraphs (g), (h), or (i) above only if it constitutes a total distribution of the Participant's entire balance in all Accounts.

---------------------------
End of Article XIV

                                   ARTICLE XV
                             EMPLOYER PARTICIPATION
                             ----------------------

         15.1 Adoption by Employers.  Subject to the further  provisions of this
Article XV, any Related Employer with employees, now in existence or hereafter formed or acquired, may, with the consent and approval of the Committee, by formal resolution or decision of its own board of directors, adopt the Plan and the Trust Agreement, for all or any classification of its employees and thereby, from and after the specified effective date of the adoption, become an Employer under this Plan. Such adoption shall be effectuated by and evidenced by a formal resolution of the Committee consenting to and containing or incorporating by reference such formal resolution or decision of the adopting corporation. The adoption resolution or decision shall become, as to such adopting corporation and its employees, a part of the Plan as then or subsequently amended. It shall not be necessary for the adopting corporation to sign or execute the Plan document. The effective date of the Plan for any such adopting corporation shall be that stated in the resolution or decision of adoption of the adopting corporation, and from and after such effective date the adopting corporation shall assume all the rights, obligations and liabilities of the Employer hereunder as to its employees. The administrative powers and control granted to the Company and the Committee under the Plan, as now or hereafter provided, including the sole right of amendment of the Plan and Trust and of appointment and removal of the Committee and its successors, shall not be diminished by reason of the participation of any such adopting corporation in the Plan and Trust.

         15.2 Withdrawal by Employer. Any Employer, by an action of its board of directors directing a discontinuance of its contributions hereunder and upon notice to the Committee and the Trustee, may withdraw from the Plan and Trust at any time without affecting other Employers not withdrawing. In addition, with the agreement of the Committee, a withdrawing Employer may arrange for the continuation of this Plan and Trust by itself or its successor in separate form for its own Employees, with such amendments, if any, as it may deem proper, or may arrange for continuation of the Plan and the Trust by merger with an existing plan and trust qualified under Code sections 401(a) and 501(a) and transfer of such portion of the Trust Fund as the Committee determines are allocable to the Employer and its Employee Participants. The Committee may, in its absolute discretion, terminate an Employer's participation at any time when the Employer is no longer a Related Employer or when in its judgment such Employer fails or refuses to discharge its obligations under the Plan following such prior notice and opportunity to cure as the Committee may deem to be appropriate under the circumstances.

         15.3 Adoption Contingent Upon Initial and Continued Qualification. The adoption of the Plan and Trust by a Related Employer as provided in Section 15.1 is made contingent and subject to the condition precedent that the adopting Employer meets all the statutory requirements for qualified plans under the Code for its employees. The adopting Employer may, or at the request of the Committee shall, request an initial letter of determination from the appropriate District Director of the Internal Revenue Service to the effect that the Plan and the Trust, as set forth herein and in the Trust Agreement or as amended with respect to the adopting Employer, meet the requirements of the applicable federal statutes for tax qualification purposes for such adopting Employer and its employees. In the event the Plan or the Trust in their operation, become disqualified for any reason as to such adopting Employer and its Employees, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending either:

                  (a) The prompt requalification of the Plan and the Trust as to such Employer and its Employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status of the Plan and Trust to all other Employers; or

                  (b) As provided in Section 15.2 above, the prompt withdrawal of such Related Employer from this Plan and Trust and a continuation by itself or its successor of its plan and trust separate and apart from this Plan and Trust, or by merger with another existing qualified plan and trust accompanied by a transfer of its segregated portion of the Trust Fund; or

                  (c) The prompt termination of the Plan and Trust as to itself and its Employees.

         15.4 No Joint Venture Implied. The adoption of the Plan by any Employer shall not create a joint venture or partnership between it and any other Employer. Any rights, duties, liabilities and obligations assumed or incurred hereunder by any Employer, or imposed upon any Employer by the provisions of the Plan, shall relate to and affect such Employer alone.

         15.5 Continuation by Employer's Successor. With the agreement of the Committee, any corporation succeeding to the interest of an Employer by sale, transfer, consolidation, merger, or bankruptcy may elect to continue its participation in the Plan and the Trust Fund by adopting the Plan and this Trust Agreement and assuming the duties and responsibilities of the Plan and Trust Agreement. Alternatively, but only with the agreement of the Committee, such Employer may establish a separate plan and trust for the continuation of benefits for its employees in which event the Trust Fund, held on behalf of the Employees of the prior Employer, shall, subject to the provisions of this Plan and the Trust Agreement, be transferred to the trustee of the new trust.

------------------------
End of Article XV

                                   ARTICLE XVI
                                    THE TRUST
                                   -----------

         16.1 Purpose of the Trust Fund. A Trust Fund has been created and will be maintained for the purposes of the Plan, and the assets thereof shall be invested in accordance with the terms of the Trust Agreement. All contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund. In addition, all expenses determined by the Committee to be both reasonably necessary or desirable for the maintenance and operation of the Plan and the Trust and lawfully payable from the Trust Fund will be paid from the Trust Fund, except to the extent the Committee may from time to time in its discretion elect that the Employers pay any such expenses.

         16.2 Appointment of Trustee. One or more individuals, an entity, or combination thereof, shall be appointed by the Committee as Trustee to administer the Trust Fund. The Trustee's obligations, duties, and responsibilities shall he governed solely by the terms of the Trust Agreement, except as expressly provided herein or in the Trust Agreement.

         16.3  Exclusive  Benefit of  Participants.  Subject to Sections 4.5 and
14.7 hereof, the Trust Fund will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and with respect to expenses of administration.

         16.4 Benefits Supported Only By the Trust Fund. Any person having any claim under the Plan will took solely to the assets of the Trust Fund for satisfaction.

---------------------------
End of Article XVI

                                  ARTICLE XVII
                                  MISCELLANEOUS
                                  -------------

         17.1 Execution of Receipts and Releases. Any payment to any Participant, or to his or her legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust. The Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

         17.2 No Guarantee of Interests. Neither the Trustee, the Committee, nor the Employer guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or may become due to any person from the Trust Fund. The liability of the Committee and the Trustee to make any payment from the Trust Fund is limited to the then available assets of the Trust Fund.

         17.3 Payment of Expenses. All expenses incident to the administration, termination, protection of the Plan and the Trust, including but not limited to legal accounting, and Trustee fees, shall be paid by the Employer, except that in case of failure of the Employer to pay the expenses, they will be paid from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund.

         17.4 Employer Records. Records of the Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

         17.5 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the named Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he or she considers equitable and practicable.

         17.6 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants and Employees similarly situated.

         17.7 Evidence. Evidence required of anyone under the Plan may be certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         17.8 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         17.9 Notice. Any notice required to be given herein by the Trustee, the Employer, or the Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United

States mail, in an envelope addressed to the last known address of the person to whom the notice is given.

         17.10 Waiver of Notice. Any person entitled to notice under the Plan may waive the giving of such notice.

         17.11 Application to Multiple Employers.  Except as provided in Section
6.11 and this Section, all employees of Related Employers shall be treated as employed by a single employer. In the case of an entity (an "Unaffiliated Related Employer") which is not an affiliate for tax-qualified plan purposes as determined under Code section 414 (that is, clauses (i)-(iv) of the definition of Related Employer, Subsection 2.1(pp)) but which is a Related Employer solely because of Subsection 2.1(pp)(v), for purposes of the following the portion of the Plan relating to such Unaffiliated Related Employer (and any of its affiliates for tax-qualified plan purposes) shall be treated as though a separate plan from the portion of the Plan relating to the Company and such of the Related Employers as are affiliates of the Company for tax-qualified plan purposes.

                  (a) Whether the Plan is a Top Heavy Plan (and all subsidiary determinations, e.g., the scope of the Permissive and Required Aggregation Groups), and all consequences following from such a determination.

                  (b)   Application  of  the   limitations  on  Employer  Salary
Reduction Contributions and Employer Matching Contribution contained in Sections
4.8 and 5.2.

                  (c)  The   determination  of  which   individuals  are  Highly
Compensated Employees.

         17.12 Successors. The Plan shall be binding upon all persons entitled to benefit under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns and upon the Trustees, the Committee and their successors.

         17.13 Headings. The titles and headings of Articles and Sections are inserted for the convenience of reference only and are not to be considered in the interpretation or construction of the provision.

         17.14 Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent the same is preempted by Federal statute.

         17.15 USERRA Amendment. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u). Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4).

         IN WITNESS WHEREOF, this Plan has been executed effective as of the first day of January, 1997.

                                       PAGING NETWORK,


                                       By:   /s/ Levy Curry
                                             -----------------------------------
                                             Levy Curry
                                             Its: Vice President


                                                     EXHIBIT A
                                          PAGENET EMPLOYEES SAVINGS PLAN
                                  LIST OF RELATED EMPLOYERS WHO HAVE ADOPTED PLAN
Consolidating Entity - Paging                                                                         none assigned
Paging Network, Inc. - Corporate                                                                         04-2740516
Paging Network of America, Inc.                                                                       none assigned
Paging Network of Arizona, Inc.                                                                          75-1905021
Paging Network of Atlanta, Inc.                                                                          58-1978706
Paging Network of Burbank, Inc.                                                                          74-2516535
Paging Network of Cleveland, Inc.                                                                        34-1704602
Paging Network of Columbus, Inc.                                                                         31-1340506
Paging Network Services, Inc.                                                                            75-2422021
Paging Network of Dallas-Ft. Worth, Inc.                                                                 33-0434322
Paging Network of Denver, Inc.                                                                           84-1208036
Paging Network Equipment Company, Inc.                                                                   75-2434332
Paging Network of Florida, Inc.                                                                          75-2181816
Paging Network of Hartford/Springfield, Inc.                                                             75-2371020
Paging Network of Houston, Inc.                                                                          75-1835235
Paging Network of Illinois, Inc.                                                                         75-2205752
Paging Network of Indiana, Inc.                                                                          35-1870931
Paging Network of Kansas City, Inc.                                                                      48-1122456
Paging Network of Las Vegas, Inc.                                                                        88-0283523
Paging Network of Long Beach, Inc.                                                                       33-0531350
Paging Network of Long Island, Inc.                                                                      06-1301287
Paging Network of Los Angeles, Inc.                                                                      75-2094537
Paging Network of Louisiana, Inc.                                                                 not available yet
Paging Network of Maryland, Inc.                                                                         75-2215186
Paging Network of Massachusetts, Inc.                                                                    75-2203027
Paging Network of Miami, Inc.                                                                            65-0268851
Paging Network of Michigan, Inc.                                                                         75-1905024
Paging Network of Minnesota, Inc.                                                                 not available yet
Paging Network of New Jersey, Inc.                                                                       75-2191900
Paging Network of New York, Inc.                                                                         04-2758381
Paging Network of North Carolina, Inc.                                                                   56-1792713
Paging Network of Pittsburgh, Inc.                                                                       25-1682770
Paging Network of Portland, Inc.                                                                         93-1097526
Paging Network of Oakland, Inc.                                                                          94-3153359
Paging Network of Ohio, Inc.                                                                             93-0900600
Paging Network of Ontario, Inc.                                                                          33-0461444
Paging Network of Orange County, Inc.                                                                    75-1963269
Paging Network of Orlando, Inc.                                                                          59-3138307
Paging Network of Philadelphia, Inc.                                                                     75-2136329
Paging Network of Sacramento, Inc.                                                                       68-0275882
Paging Network of San Antonio, Inc.                                                                      74-2644416



                                       73



Paging Network of San Diego, Inc.                                                                        75-2146810
Paging Network of San Francisco, Inc.                                                                    75-2756281
Paging Network of San Jose, Inc.                                                                         77-0302626
Paging Network of Seattle, Inc.                                                                          91-1576513
Paging Network of St. Louis, Inc.                                                                 not available yet
Paging Network of Tampa, Inc.                                                                            59-3122922
Paging Network of Tennessee, Inc.                                                                 not available yet
Paging Network of Virginia, Inc.                                                                         54-1636492
Paging Network of Washington, Inc.                                                                       75-2212470
Paging Network of Westchester, Inc.                                                                      75-2371021
Paging Network  - Atlantic Region, Inc.                                                                  54-1649110
Paging Network  - Central Region, Inc.                                                                   36-3722949
Paging Network - Southern Region, Inc.                                                                   75-2342351
Paging Network - Northeastern Region, Inc.                                                               22-3064696
Paging Network - Southeastern Region, Inc.                                                               58-1973355
Paging Network - Northwestern Region, Inc.                                                               94-3151517
Paging Network - Southwestern Region, Inc.                                                               33-0427933




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